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                                                                      EXHIBIT 4


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                                  $250,000,000


                         MULTICURRENCY CREDIT AGREEMENT


                                   Dated as of


                               SEPTEMBER 17, 1998


                                      Among


                           TITAN INTERNATIONAL, INC.,
                          TITAN INVESTMENT CORPORATION,
                            TITAN CREDIT CORPORATION,


                             THE BANKS PARTY HERETO,


                                       and


                         HARRIS TRUST AND SAVINGS BANK,
                                    as Agent



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                                TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE


SECTION 1            THE REVOLVING CREDIT FACILITY.......................... 1

    Section 1.1.     The Loan Commitments................................... 1
    Section 1.2.     Letters of Credit...................................... 1

SECTION 2.           GENERAL PROVISIONS..................................... 6

    Section 2.1.     Applicable Interest Rates.............................. 6
             (a)     Domestic Rate Loans.................................... 6
             (b)     Eurocurrency Loans..................................... 6
             (c)     Applicable Margin...................................... 8
    Section 2.2.     Minimum Borrowing Amounts.............................. 9
    Section 2.3.     Manner of Borrowing Committe Loans..................... 9
             (a)     Notice to the Agent.................................... 9
             (b)     Notice to the Banks....................................10
             (c)     Borrower's Failure to Notify...........................10
             (d)     Disbursement of Committed Loans........................10
    Section 2.4.     Rate and Currency Determinations.......................10

SECTION 3            THE COMPETITIVE BID FACILITY...........................11

    Section 3.1.     The Bid Loans..........................................11
    Section 3.2.     Requests for Bid Loans.................................11
             (a)     Requests and Confirmations.............................11
             (b)     Invitation to Bid......................................12
             (c)     Bids...................................................12
    Section 3.3.     Notice of Bids; Advice of Rate.........................12
    Section 3.4.     Acceptance or Rejection of Bids........................13
    Section 3.5.     Notice of Acceptance or Rejection of Bids..............13
             (a)     Notice to Banks Making Bids............................13
             (b)     Disbursement of Bid Loans..............................13
             (c)     Notice to the Banks....................................14
    Section 3.6.     Interest on Bid Loans..................................14
    Section 3.7.     Telephonic Notice......................................14

Section 4.           GENERAL PROVISIONS APPLICABLE TO ALL LOANS.............14

    Section 4.1.     Interest Periods.......................................14
    Section 4.2.     Maturity of Loans......................................15
    Section 4.3.     Voluntary Prepayments..................................15
             (a)     Committed Loans........................................15
             (b)     Bid Loans..............................................15
             (c)     Reborrowings...........................................15
    Section 4.4.     Default Rate...........................................16

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    Section 4.5.     The Notes..............................................16
    Section 4.6.     Commitment Terminations................................16
    Section 4.7.     Mandatory Prepayment...................................17
    Section 4.8      Funding Indemnity......................................17
    Section 4.9.     Appointment of Company as Agent for Titan Investment
                        and Titan Credit....................................18

SECTION 5.           FEES...................................................18

    Section 5.1.     Facility Fee...........................................18
    Section 5.2.     Letter of Credit Fees..................................18
    Section 5.3.     Closing Fee............................................18
    Section 5.4.     Bid Loan Fee...........................................19
    Section 5.5.     Agent Fees.............................................19
    Section 5.6.     Fee Calculations.......................................19

SECTION 6.           PLACE AND APPLICATION OF PAYMENTS......................19

    Section 6.1.     Place and Application of Payments......................19

SECTION 7.           DEFINITIONS; INTERPRETATION............................21

    Section 7.1.     Definitions............................................21
    Section 7.2.     Interpretation.........................................33
    Section 7.3.     Unrestricted Subsidiaries..............................33

SECTION 8.           REPRESENTATIONS AND WARRANTIES.........................34

    Section 8.1.     Corporate Organization and Authority...................34
    Section 8.2.     Subsidiaries...........................................34
    Section 8.3.     Corporate Authority and Validity of Obligations........34
    Section 8.4.     Financial Statements...................................35
    Section 8.5.     Material Adverse Change................................35
    Section 8.6.     No Litigation; No Labor Controversies..................35
    Section 8.7.     Taxes..................................................35
    Section 8.8.     Approvals..............................................35
    Section 8.9.     ERISA..................................................36
    Section 8.10.    Government Regulation..................................36
    Section 8.11.    Margin Stock...........................................36
    Section 8.12.    Licenses and Authorizations; Compliance with Laws......36
    Section 8.13.    Ownership of Property; Liens...........................37
    Section 8.14.    No Burdensome Restrictions; Compliance with Agreements.37
    Section 8.15.    Full Disclosure........................................37
    Section 8.16.    Year 2000 Compliance...................................37

SECTION 9.           CONDITIONS PRECEDENT...................................37

    Section 9.1.     Initial Borrowing......................................38
    Section 9.2.     All Loans..............................................38


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    Section 9.3.     Additional Conditions to Loans other than Refunding
                        Borrowings..........................................39
    Section 9.4.     Replacement of Bank....................................39

SECTION 10.          COVENANTS..............................................40

    Section 10.1.    Maintenance of Business................................40
    Section 10.2.    Maintenance of Property................................41
    Section 10.3.    Taxes..................................................41
    Section 10.4.    Insurance..............................................41
    Section 10.5.    Financial Reports and Right of Inspection..............41
    Section 10.6.    Intentionally Left Blank...............................44
    Section 10.7.    Minimum Tangible Net Worth.............................44
    Section 10.8.    Interest Coverage Ratio................................44
    Section 10.9.    Debt to Earnings Ratio.................................44
    Section 10.10.   Investments, Loans, Advance and Guaranties.............45
    Section 10.11.   Indebtedness...........................................47
    Section 10.12.   Liens..................................................47
    Section 10.13.   Dividends and Certain Other Restricted Payments........50
    Section 10.14.   Mergers, Consolidations, Leases and Sales..............50
    Section 10.15.   Maintenance of Subsidiaries............................51
    Section 10.16.   Company as Operating Company...........................52
    Section 10.17.   ERISA..................................................52
    Section 10.18.   Burdensome Contracts with Affiliates...................53
    Section 10.19.   Change in Fiscal Year..................................53
    Section 10.20.   Change in the Nature of Business.......................53
    Section 10.21.   Use of Property and Facilities; Environmental, Health
                        and Safety Laws.....................................53
    Section 10.22.   Compliance with Laws...................................53
    Section 10.23.   Use of Loan Proceeds...................................54
    Section 10.24.   Designation of Unrestricted Subsidiaries...............54
    Section 10.25    Year 2000 Assessment...................................54
    Section 10.26.   European Monetary Union................................54

SECTION 11.          EVENTS OF DEFAULT AND REMEDIES.........................55

    Section 11.1.    Events of Default......................................55
    Section 11.2.    Non-Bankruptcy Defaults................................58
    Section 11.3.    Bankruptcy Defaults....................................58
    Section 11.4.    Collateral for Undrawn Letters of Credit...............58
    Section 11.5.    Expenses...............................................59

SECTION 12.          CHANGE IN CIRCUMSTANCES................................59

    Section 12.1.    Change of Law..........................................59
    Section 12.2.    Unavailability of Deposits or Inability to Ascertain,
                        or Inadequacy of, LIBOR.............................59


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    Section 12.3.    Increased Cost and Reduced Return......................60
    Section 12.4.    Lending Offices........................................61
    Section 12.5.    Discretion of Bank as to Manner of Funding.............61

SECTION 13.          THE AGENT..............................................61

    Section 13.1.    Appointment and Authorization..........................61
    Section 13.2.    Agent and Affiliates...................................61
    Section 13.3.    Action by Agent........................................62
    Section 13.4.    Consultation with Experts..............................62
    Section 13.5.    Liability of Agent.....................................62
    Section 13.6.    Indemnification........................................62
    Section 13.7.    Credit Decision........................................63
    Section 13.8.    Resignation or Removal of Agent and Successor Agent....63
    Section 13.9.    Payments...............................................63

SECTION 14.          THE GUARANTEES.........................................64

    Section 14.1.    The Guarantees.........................................64
    Section 14.2.    Guarantee Unconditional................................64
    Section 14.3.    Discharge Only Upon Payment in Full; Reinstatement
                        in Certain Circumstances............................65
    Section 14.4.    Waivers................................................65
    Section 14.5.    Limit on Recovery......................................66
    Section 14.6.    Stay of Acceleration...................................66

SECTION 15.          MISCELLANEOUS..........................................66

    Section 15.1.    Withholding Taxes......................................66
    Section 15.2.    No Waiver of Rights....................................67
    Section 15.3.    Non-Business Day.......................................68
    Section 15.4.    Documentary Taxes......................................68
    Section 15.5.    Survival of Representations............................68
    Section 15.6.    Survival of Indemnities................................68
    Section 15.7.    Sharing of Set-Off.....................................68
    Section 15.8.    Notices................................................68
    Section 15.9.    Counterparts...........................................69
    Section 15.10.   Successors and Assigns.................................69
    Section 15.11.   Participants...........................................69
    Section 15.12.   Assignment Agreements..................................70
    Section 15.13.   Amendments.............................................71
    Section 15.14.   Headings...............................................72
    Section 15.15.   Legal Fees, Other Costs and Indemnification............72
    Section 15.16.   Set Off................................................72
    Section 15.17.   Currency...............................................72
    Section 15.18.   Currency Equivalence...................................73
    Section 15.19.   Entire Agreement.......................................73





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    Section 15.20.   Governing Law..........................................73
    Section 15.21.   PERSONAL JURISDICTION..................................73
              (a)    EXCLUSIVE JURISDICTION.................................73
              (b)    OTHER JURISDICTIONS....................................74
    SECTION 15.22.   WAIVER OF JURY TRIAL...................................74
    SECTION 15.23.   WAIVER OF BOND.........................................74
    SECTION 15.24.   ADVICE OF COUNSEL......................................74

    Signature...............................................................75

    Exhibit A    Committed Loan Note
    Exhibit B    Bid Note
    Exhibit C    Bid Loan Request Confirmation
    Exhibit D    Invitation to Bid
    Exhibit E    Confirmation of Bid
    Exhibit F    Notice of Acceptance of Bid
    Exhibit G    Notice of Payment Request
    Exhibit H    Compliance Certificate
    Exhibit I    Guarantee Agreement
    Exhibit J    Employee Benefit Plans
    Exhibit K    Form of Opinion of Counsel
    Exhibit L    Certificates Regarding Projections


    Schedule 1.2(a)       Form of Application for Standby Letter of Credit
    Schedule 1.2(b)       Form of Application for Commercial Letter of Credit
    Schedule 8.2  Subsidiaries of Titan International, Inc.
    Schedule 10.12        Liens



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


                                Credit Agreement



To each of the Banks signatory hereto


Ladies and Gentlemen:

     The undersigned, Titan International, Inc., an Illinois corporation (the "Company"), Titan Investment and Titan Credit (the Company, Titan Investment and Titan Credit being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), each applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available to each Borrower a committed revolving facility for loans and letters of credit and a discretionary bid facility available solely for loans, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank", all of you are hereinafter referred to collectively as the "Banks" and Harris Trust and Savings Bank ("Harris Bank") in its capacity as agent hereunder is hereinafter referred to as the "Agent".


Section 1. The Revolving Credit Facility.

     Section 1.1. The Loan Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to extend a revolving credit (the "Revolving Credit") in the form of a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to the Borrowers from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its commitment set forth on the applicable signature page hereof (its "Commitment" and cumulatively for all the Banks the "Commitments"), which Commitments on the date hereof total $250,000,000 (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The sum of the aggregate Original Dollar Amount of outstanding Loans (whether Committed Loans or Bid Loans) and L/C Obligations shall not exceed the Commitments then in effect. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.3(a) hereof, the Borrower may elect that each Borrowing of Committed Loans denominated in U.S. Dollars be made available by means of (i) Eurocurrency Loans or (ii) Domestic Rate Loans, or any combination thereof. All Committed Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Each Borrowing of Committed Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments and all other terms and conditions hereof. Simultaneously with the effectiveness of this Agreement, the Company agrees that it will prepay all "Committed Loans" under the Existing Credit Agreement which were outstanding immediately thereunder prior to the effectiveness of this Agreement and that such prepayment shall be subject to Section 4.8 of the Existing Credit Agreement.

     Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall from time to time issue standby letters of credit and commercial letters of credit (each a "Letter of Credit") for the account of any or all of the Borrowers (whether or not also for the account of any other Subsidiary of the Company as well) prior to the Termination Date, in an aggregate undrawn face amount up to the amount of the L/C Sub-Limit, provided that the aggregate Original Dollar Amount of L/C Obligations at any time outstanding shall not exceed the difference between the Commitments in effect at such time and the aggregate Original Dollar Amount of Loans (whether Committed Loans or Bid Loans) then outstanding. Notwithstanding anything herein to the contrary, (i) that certain standby letter of credit dated July 8, 1993 issued by Harris Bank to Hartford Fire Insurance in the original amount of $200,000 (ii) that certain standby letter of credit dated June 20, 1995 issued by Harris Bank to The Travelers Companies in the original amount of $4,852,000, (iii) that certain standby letter of credit dated January 3, 1992 issued by Harris Bank to City of Danville in the original amount of $46,000, (iv) that certain commercial letter of credit dated May 26, 1998 issued by Harris Bank to Dnepropolynermash in the original amount of $387,000, (v) that certain standby letter of credit dated Apri 22, 1998 issued by Harris Bank to Han Kook Metal and Machine in the original amount of $1,000,000, (vi) that certain standby letter of credit dated July 29, 1998 issued by Harris Bank to ABN AMRO Bank N.V. in the original amount of $3,000,000 and (vii) that certain standby letter of credit dated September 4, 1998 issued by Harris Bank to Condere Corporation and Luke Dove, Counsel for Unsecured Creditors Committee in the original amount of $15,000,000 shall each constitute a "Letter of Credit" herein for all purposes of this Agreement to the same extent, and with the same force and effect as if such Letter of Credit had been issued at the request of the Company under this Agreement. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Ban pro rata in accordance with each Bank's Percentage.

     (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) one year from the date issued (or be cancelable not later than one year from the date of issuance and each renewal) or (ii) the Termination Date.

     (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars or an Available Foreign Currency, shall conform to the general requirements of the Agent for the issuance of standby or commercial letters of credit as to form and substance, as the case may be, and shall be a letter of credit which the Agent may lawfully issue.

     (d) Applications. At the time a Borrower requests the Agent to issue a Letter of Credit (or prior to the first issuance of a Letter of Credit with regard to a Borrower, in the case of a continuing application), the Company (acting on behalf of such Borrower) shall execute and deliver to the Agent an application for such Letter of Credit in the form customarily prescribed by the Agent for a Letter of Credit of the type requested (individually an "Application" and collectively the "Applications"). The current form of the Agent's Application are attached hereto as Schedule 1.2(a) (Standby) and
Schedule 1.2(b) (Commercial). The Agent shall provide the Company and each Bank with copies of any new form of Application that may, from time to time, be adopted by the Agent. Notwithstanding anything contained in any Application to the contrary, (i) the Borrowers shall be jointly and severally liable for all obligations in respect of each Letter of Credit, (ii) the Borrowers shall pay fees in connection with each Letter of Credit as

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set forth in Section 5.2 hereof, (iii) before the occurrence of an Event of
Default, the Agent will not call for the funding by a Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrowers' joint and several obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, (iv) upon the occurrence of the Terminatio Date, the full amount then available for drawing under all outstanding Letters of Credit shall be immediately due and payable in the manner described in Section 11.4 hereof, and (v) if the Agent is not timely reimbursed in accordance with Section 1.2(e) hereof (whether out of the proceeds of a Loan, including a Committed Loan made pursuant to Section 2.3(c) hereof or otherwise) for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers' join and several obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid at a rate per annum equal to (x) in the case of a drawing under a Letter of Credit denominated in U.S. Dollars or a Letter of Credit denominated in an Available Foreign Currency as to which the Agent has requested that the Borrowers reimburse such drawing in U.S. Dollars, the sum of 2% plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect, and
(y) in the case of a drawing under a Letter of Credit denominated in an Available Foreign Currency as to which the Agent has requested that the Borrowers reimburse such drawing in such Available Foreign Currency, the sum of 2% plus the Applicable Margin for Domestic Rate Loans plus the Overnight Foreign Currency Rate. If the Agent issues any Letters of Credit with expiration dates that are automatically extended, unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated or (iii) a Default or Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the relevant Borrower subject to the conditions of Section 9 and the other terms of this Section 1.2. To the extent so required by any Bank, the Agent shall furnish to such Bank copies of each Letter of Credit and modification thereof so required.

     (e) The Reimbursement Obligations. Subject to Section 1.2(d) hereof, the joint and several obligations of the Borrowers to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that (i) the reimbursement by each Borrower of draws made under a Letter of Credit denominated in U.S. Dollars shall be made in U.S. Dollars and (ii) the reimbursement by each Borrowe of draws made under a Letter of Credit denominated in an Available Foreign Currency shall be made by payment in U.S. Dollars of the U.S. Dollar Equivalent, calculated on the date the Agent paid such draw, of the amount paid by the Agent pursuant to such draw, or, if the Agent shall elect by notice to the Company (acting on behalf of the Borrowers), by payment in the Available Foreign Currency which was paid by the Agent pursuant to such drawing in an amount equal to such drawing and (iii) reimbursement by each Borrower in U.S. Dollars of a drawing paid by the Agent shall be made by no later than 1:30 p.m. (Chicago time) on the date when such drawing is paid and reimbursement by each Borrower in an Available Foreign Currency of a drawing paid by the Agent shall be made by no later than

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12:00 noon local time at the place of payment or if earlier, such local time as is necessary for such funds to be received and transferred to the Agent for same day value on the day such Reimbursement Obligation is due; any payment of a Reimbursement Obligation received after such time shall be deemed to have been received by the Agent on the next Business Day. If the Borrowers do not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(f) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with
Section 1.2(f) below.

     The joint and several obligations of the Borrowers to the Agent under this
Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrowers' joint and several obligations under each Application, to the extent it is ultimately determined by a court of competent jurisdiction in a final non-appealable order that a Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof).

     (f) The Participating Interests. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrowers to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in
Section 1.2(e) above, or if the Agent is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit G hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent (i) in the case of a Reimbursement Obligation payable in U.S. Dollars, an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation, such payment to be made in lawful money in the United States, in immediately available funds at the Agent's principal office in Chicago, Illinois, together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (x) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day and (ii) in the case of a Reimbursement Obligation payable in an Available Foreign Currency, an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation, such payment to be made in such Available Foreign Currency in such funds which are then customary for the settlement of international transactions in such currency, together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by the Participating Bank at a rate per annum equal to (x) from the date the related

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

payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Overnight Foreign Currency Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due fro such Participating Bank to the date such payment is made by such Participating Bank, the sum of 1% plus the Overnight Foreign Currency Rate for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

     The several obligations of the Participating Banks to the Agent under this
Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrowers' joint and several obligations under each Application, to the extent it is ultimately determined that the Borrowers are relieved from their obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrowers, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether, to the extent then due, as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside this Agreement.

     (g) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(g) and all other parts of this
Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

     (h) Outstanding Amount of Letters of Credit. For all purposes of this Agreement, Letters of Credit shall be deemed outstanding as of any time in an amount equal to the aggregate undrawn amount then available thereunder (determined in accordance with Section 2.4 hereof) plus all unpaid Reimbursement Obligations then outstanding. For such purposes, the undrawn amount available under a Letter of Credit shall be the maximum amount which can be drawn thereunder under any circumstances and over any period of time.


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SECTION 2. GENERAL PROVISIONS.

     Section 2.1.   Applicable Interest Rates.

     (a) Domestic Rate Loans. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Perio and at maturity (whether by acceleration or otherwise).

     "Domestic Rate" means for any day the greater of:

         (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

         (ii) the sum of (x) the rate determined by the Agent in good faith to be the prevailing rate per annum (not necessarily the arithmetic average, and in any event rounded upward, if necessary, to the next higher 1/100 of 1%) quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal Funds brokers selected by the Agent for the sale to the Agent at face value of Federal Funds in an amount equal or comparable to the principal amount owed to the Agent for which rate is being determined, plus
     (y) 1/2 of 1% (0.50%) per annum.

     (b) Eurocurrency Loans. Each Eurocurrency Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made. All payments of principal and interest on a Loan shall be made in the same currency as was advanced by the Banks in connection with such Loan.

     "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:


                                                  LIBOR
                                 --------------------------------------
     Adjusted LIBOR  =           100% - Eurocurrency Reserve Percentage

     "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by at least two major banks in the London interbank eurocurrency market for a period equal to such Interest Period and in an amount equal or comparable to the applicable Eurocurrency Loan scheduled to be outstanding from the Agent during such Interest Period.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency as appropriate, for a period equal to such Interest Period which appears on the Applicable Telerate Page, as appropriate for such currency, as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period.

     "Applicable Telerate Page" means, with regard to Eurocurrency Loans denominated in U.S. Dollars, the display page designated as "Page 3750" on the Telerate Service and with regard to each Alternative Currency, the display page on the Telerate Service as determined by the Agent which displays the appropriate British Bankers' Association Interest Settlement Rates for such Alternative Currency (or such other page as may replace such pages, as appropriate, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars or the Alternative Currency, as applicable).

     "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) Applicable Margin. With respect to Committed Loans and the facility fee payable under Section 5.1 hereof, the "Applicable Margin" shall mean the rate specified for such Obligation below, subject to quarterly adjustment as hereinafter provided:



When Following Status      Applicable Margin    Applicable Margin
Exists For any Margin      For Domestic Rate    For Eurocurrency    Applicable Margin
 Determination Date            Loans Is:            Loans Is:      For Facility Fee Is:

Level I Status                   0%                  .250%                  .20%

Level II Status                  0%                  .500%                  .20%

Level III Status                 0%                  .750%                  .20%

Level IV Status                  0%                  1.000%                 .20%

Level V Status                   0%                  1.250%                 .20%

provided, however, that all of the foregoing percentages set forth in the chart above are subject to the following:

              (i) on or before the date that is ten (10) Business Days after the latest date by which the Company is required to deliver a Compliance Certificate to the Agent for a given quarterly accounting period pursuant to Section 10.5(b) hereof (each date that is ten Business Days after the latest date by which the Company is required to deliver a Compliance Certificate to the Agent being herein referred to as the "Margin Determination Date"), the Agent shall determine whether Level I Status, Level I Status, Level III Status, Level IV Status or Level V Status exists as of the close of the applicable quarterly accounting period (the "quarterly test period") and shall also determine the Debt to Earnings Ratio as of such close, in each case based upon such Compliance Certificate and the financial statements delivered to the Agent under Section 10.5 hereof for such quarterly test period, and shall promptly notify the Company (acting on behalf of the Borrowers) of such determination and of any change in the Applicable Margin resulting therefrom;

              (ii) during the Lower Interest Coverage Period, the Applicable Margin shall be determined as if the rates specified in the chart above were in each case .375% higher than each rate otherwise specified in the chart above;

              (iii) any change in the Applicable Margin shall be effective as of such Margin Determination Date, with such new Applicable Margin to continue in effect until the next Margin Determination Date. If the Company has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 10.5 hereof, until a Compliance Certificate is delivered before the next Margin Determination Date, the Applicable Margin shall be the Applicable Margin for Level V Status as if the

     Lower Interest Coverage Period were in effect. If the Company subsequently delivers a Compliance Certificate before the next Margin Determination Date, the Applicable Margin established by such Compliance Certificate shall take effect from the date ten (10) Business Days after the date of such delivery and remain effective until the next Margin Determination Date;

              (iv) the initial Applicable Margin in effect through the first Margin Determination Date shall be the Applicable Margin for Level II Status; and

              (v) if and so long as any Event of Default has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, the Applicable Margin shall be the Applicable Margin for Level V Status as if the Lower Interest Coverage Period were in effect as calculated for purposes of Section 2.1(c)(ii).

     Section 2.2. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $500,000 and in integral multiples of $100,000, provided that a Borrowing of Domestic Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 1.2(e) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of Fixed Rate Loans denominated in U.S. Dollars shall be in an amount not less than $2,000,000 and any larger amount which is an integral multiple of $500,000. Each Borrowing of Eurocurrency Loans denominated in an Alternative Currency shall be in an amount not less than an Original Dollar Amount of $2,000,000 and in such integral multiple of 100,000 units of the relevant currency as would have an Original Dollar Amount most closely approximating $500,000 or an integral multiple thereof.

     Section 2.3. Manner of Borrowing Committed Loans.

     (a) Notice to the Agent. In order to borrow any Committed Loans, the Company (acting on behalf of the applicable Borrower) shall give telephonic or telecopy notice to the Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than (i) 2:00 p.m. (Chicago time) on the date at least four (4) Business Days prior to the date of such requested Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) 2:00 p.m. (Chicago time) on the date at least three
(3) Business Days prior to the date of each requested Borrowing of Eurocurrency Loans denominated in U.S. Dollars, and (iii) 11:30 a.m. (Chicago time) on the date of any requested Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing, the currency in which such Loans are to be denominated if such Borrowing is to be comprised of Eurocurrency Loans denominated in an Alternative Currency, the name of the Borrower on whose behalf such Borrowing is being requested and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrowers agree that the Agent may rely on any such telephonic or telecopy notice given by any person who identifies himself or herself as being an Authorized Representative without the necessity of independent investigation and, in the event any telephonic or telecopy notice conflicts with the written confirmation, such telephonic or telecopy notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Banks. The Agent shall give prompt telephonic, telex or telecopy notice to each Bank of any borrowing request it receives pursuant to
Section 2.3(a) above and, if such notice requests the Banks to make Eurocurrency Loans, the Agent shall give notice to the applicable Borrower and each of the Banks by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) and, if such Borrowing is denominate in an Alternative Currency, the Original Dollar Amount thereof, promptly after the Agent has made such determination.

     (c) Borrower's Failure to Notify. In the event the Company (acting on behalf of the Borrowers) fails to give notice pursuant to Section 2.3(a) above of the reborrowing of the principal amount of any maturing Borrowing of Committed Loans and has not notified the Agent within the period required by
Section 4.3(a) that it intends to prepay such Borrowing, then (i) if such maturing Borrowing was denominated in U.S. Dollars, the Company (acting on behalf of the Borrowers) shall be deemed to have requested a new Borrowing of Domestic Rate Loans in the amount of the maturing Borrowing of Committed Loans and such new Borrowing shall, subject to Section 9.2 hereof be disbursed to the Agent (for the account of the Banks) so as to prepay such maturing Borrowing, and (ii) if such maturing Borrowing was denominated in an Alternative Currency, the Company (acting on behalf of the Borrowers) shall be deemed to have requested a new Borrowing in such Alternative Currency with an Interest Period of one month and such new Borrowing shall, subject to Section 9.2 hereof, be disbursed to the Agent (for the account of the Banks) so as to prepay such maturing Borrowing. In the event the Company (acting on behalf of the Borrowers) fails to give notice pursuant to Section 2.3(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 10:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Company (acting on behalf of the Borrowers) shall be deemed to have requested a Borrowing of Domestic Rate Loans on such day in the amount of the Reimbursement Obligation then due, subject to Section 9 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (d) Disbursement of Committed Loans. Not later than 1:00 p.m. (Chicago time) on the date of any Borrowing, each Bank shall make available its Committed Loan in funds immediately available in Chicago, Illinois at the principal office of the Agent, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Committed Loans (a "Refunding Borrowing"), in which case each Bank shall record the Committed Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its Committed Loan Note, as provided in Section 4.5(c) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Committed Loan through the proceeds of such new Committed Loan. Subject to
Section 9 hereof, the Agent shall make the proceeds of each non-Refunding Borrowing available to the applicable Borrower at the Agent's principal office in Chicago, Illinois.

     Section 2.4. Rate and Currency Determinations. The Agent shall determine each interest rate applicable to Obligations (other than interest rates applicable to Bid Loans) and the Original Dollar Amount of all Obligations, and a determination thereof by the Agent shall be conclusive and binding except in the case of manifest error. The Original Dollar Amount of a

Loan shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period for such Loan and at such additional times and from time to time, as the Required Banks may request. The Original Dollar Amount of each Letter of Credit shall be determined or redetermined, as applicable, on the date of issuance, increase or extension of such Letter of Credit and on the last day of each calendar quarter thereafter and at the request of any Lender or any Borrower, at such additional times, and from time to time, as may be requested; provided, however, that the Original Dollar Amount of a Reimbursement Obligation shall be calculated on the date of the Agent's payment of the drawing giving rise to such Reimbursement Obligation and at such additional times, and from time to time, as the Agent or Required Banks may request.


SECTION 3. THE COMPETITIVE BID FACILITY.

     Section 3.1. The Bid Loans. Any Borrower may request the Banks to offer to make uncommitted loans (each a "Bid Loan" and collectively the "Bid Loans") in U.S. Dollars in the manner set forth in this Section 3 and in amounts such that the aggregate Original Dollar Amount of all outstanding Loans (whether Committed Loans or Bid Loans) and L/C Obligations shall not exceed the Commitments then in effect. The Banks may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Commitment), subject to the limitations (x) that the aggregate Original Dollar Amount of all Loans (whether Committed Loans or Bid Loans) and L/C Obligations outstanding at any time shall not at any time exceed the Commitments then in effect, (y) that no Bid Loan shall be made if at the time thereof or immediately after giving effect thereto, the aggregate principal amount of Bid Loans then outstanding would exceed the lesser of the unused Commitments or the Bid Loan Limit and (z) of the other conditions of this Section 3.

     SECTION 3.2. REQUESTS FOR BID LOANS.

     (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request"), the Company (acting on behalf of the Borrowers) shall give telephonic notice to the Agent no later than 2:00 p.m. (Chicago time) one (1) Business Day before the proposed date of such borrowing, which must be a Business Day (the "Borrowing Date"), followed on the same day by a duly completed Bid Loan Request Confirmation, delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section (a "Bid Loan Request Confirmation"), to be received by the Agent no later than 2:30 p.m. (Chicago time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C or otherwise contain the information required by this Section 3.2 shall be rejected by the Agent, and the Agent shall give telephonic notice to the Company (acting on behalf of the Borrowers) of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C or otherwise contain the information required by this Section 3.2. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business
Day), (ii) the aggregate principal amount thereof (which shall not be less than $2,000,000 and shall be an integral multiple of $500,000, except as provided in
Section 3.4(ii) hereof), (iii) the Borrower requesting such Bid Loan and (iv) up to three (3) Interest Periods of 7-180 days with respect to the entire amount specified in such Bid Loan Request (and, if so desired by the such Borrower, specifying the maximum amount such Borrower would borrow for any specific Interest Period).


     (b) Invitation to Bid. Upon receipt by the Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or otherwise contains the information required by this Section 3.2, the Agent shall, by telephone (no later than 3:00 p.m. (Chicago time) on the same day the Agent receives a Bid Loan Request Confirmation), promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

     (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid
Loan or Loans (a "Bid") to such Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Agent by telephone not later than 9:30 a.m. (Chicago time) on the proposed Borrowing Date promptly confirmed in writing by a duly completed Confirmation of Bid delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto or otherwise containing the information required by this subsection (c) (a "Confirmation of Bid"), to be received by the Agent on the same day; provided, however, that any Bid made by the Agent must be made by telephone to the Company (acting on behalf of the Borrowers) prior to any Bid by any other Bank by no later than 9:15 a.m. (Chicago time). Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount (which shall not be less than $2,000,000 and shall be an integral multiple of $500,000) of each Bid Loan that the Bank is willing to make to such Borrower, (ii) the interest rate (which shall be computed on the basis of a 360 day year and actual days elapsed for a period equal to the Interest Period applicable thereto) at which the Bank is prepared to make each Bid Loan and (iii) the Interest Period applicable to each such offered Bid Loan. The Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii)contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Agent later than 9:30 a.m. (Chicago time). Any Bid submitted by a Bank pursuant to this Section 3.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E; provided that in all events the telephone Bid received by the Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

     Section 3.3. Notice of Bids; Advice of Rate. The Agent shall give telephonic notice to the Company (acting on behalf of the Borrowers) no later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Offer contained in each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid. The Agent shall send a written summary of all Bids received by it to the Company on the same day.

     Section 3.4. Acceptance or Rejection of Bids. The Borrower who requests such Offers may in its sole and absolute discretion, subject only to the provisions of this Section 3.4, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. No later than 10:30 a.m. (Chicago time) on the proposed Borrowing Date, the Company (acting on behalf of such Borrower) shall give telephonic notice to the Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to a Bid Loan Request, which notice shall be promptly confirmed by a telecopy or other form of facsimile communication to be received by the Agent on the proposed Borrowing Date; provided, however, that in the event any Offers are accepted (i) such Borrower shall accept Offers for any of the Interest Periods specified by such Borrower in its Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period, (ii) if such Borrower accepts an Offer for a Bid Loan at a particular interest rate for a particular Interest Period but declines to borrow, or is in such event restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at such particular interest rate for such particular Interest Period have been made, then such Borrower shall accept a pro rata portion of each such Offer at such rate and for such Interest Period, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then such Borrower may round allocations up or down in integral multiples not less than $500,000 as it shall deem appropriate), (iii) the aggregate principal amount of all Offers accepted by such Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, (iv) no Offer of a Bid Loan shall be accepted in a principal amount less than $2,000,000, except as provided in the immediately preceding clause (ii) and (v) no Offer shall be accepted if after giving effect to the Bid Loans to be made pursuant to such Offer the Bid Loans then outstanding would exceed the lesser of the unused Commitments or the Bid Loan Limit. Any telephone notice given by the Company (acting on behalf of such Borrower) pursuant to this Section 3.4 shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

     Section 3.5. Notice of Acceptance or Rejection of Bids.

     (a) Notice to Banks Making Bids. The Agent shall give telephonic notice to each Bank whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what Interest Period) no later than 10:45 a.m. (Chicago time) on the proposed Borrowing Date, and each successful bidder will thereupon become bound, subject to Section 9 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid ha been accepted. As soon as practicable thereafter the Agent shall send written notice substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

     (b) Disbursement of Bid Loans. Not later than 12:00 Noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 3.5(a) shall make available to the Agent the principal amount of each such Bid Loan in immediately available funds at the Agent's principal office in Chicago, Illinois. The Agent shall promptly thereafter make available to the applicable Borrower like funds as received from each Bank, at such office of the Agent in Chicago, Illinois.

     (c) Notice to the Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Agent shall notify each Bank of the aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the Interest Period(s) therefor, and the lowest and highest interest rates at which Bid Loans were made for each Interest Period.

     Section 3.6. Interest on Bid Loans. The Borrowers shall pay interest on the unpaid principal amount of each Bid Loan so accepted from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

     Section 3.7. Telephonic Notice. Each Bank's telephonic notice to the Agent of its Bid pursuant to Section 3.2(c), and the Company's telephonic acceptance (acting on behalf of the Borrowers) of any Offer contained in a Bid pursuant to
Section 3.4, shall be irrevocable and binding on such Bank and the Borrowers and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Agent has acted, or failed to act, in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 3 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Agent shall have no obligation to notify the Company (acting on behalf of the Borrowers) of any Bid received by it later than 9:30 a.m. (Chicago time) on the proposed Borrowing Date, and no acceptance by the Company (acting on behalf of the Borrowers) of any Offer contained in a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Agent later than 10:30 a.m. (Chicago time) on the proposed Borrowing Date.


SECTION 4. GENERAL PROVISIONS APPLICABLE TO ALL LOANS.

     Section 4.1. Interest Periods. As provided in Section 2.3 hereof, in the case of Committed Loans, and Section 3.2 hereof, in the case of Bid Loans, at the time of each request for the Borrowing of Loans hereunder the Borrower requesting such Borrowing shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is made and ending, (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such

Loan is made (i.e. the first to occur of March 31, June 30, September 30, and December 31 following the date such Borrowing is made); (b) in the case of Eurocurrency Loans, the date, as such Borrower may select, 1, 2, 3 or 6 months thereafter, or if all Banks so consent, 12 months thereafter; and (c) in the case of Bid Loans, the date, as such Borrower may select, 7-180 days thereafter; provided, however, that:

              (a) any Interest Period for a Borrowing of Domestic Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;

              (b) with respect to any Borrowing of Fixed Rate Loans, the Borrowers may not select an Interest Period that extends beyond the Termination Date;

              (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, in the case of an Interest Period for a Borrowing of Eurocurrency Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

              (d)for purposes of determining the Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 4.2. Maturity of Loans. Each Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto.

     Section 4.3. Voluntary Prepayments.

     (a) Committed Loans. Each Borrower shall have the privilege of prepaying without premium or penalty any Borrowing of Domestic Rate Loans in whole or in part (but, if in part, then in an amount not less than $500,000 and in integral multiples of $100,000 and such that the minimum amount required for a Borrowing pursuant to Section 2.2 hereof remains outstanding) at any time upon prior notice to the Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment (which shall advise each Bank thereof promptly in writing thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. The Borrowers may not prepay any Eurocurrency Loan before its maturity.

     (b) Bid Loans. The Borrowers may not prepay any Bid Loan before its maturity.

     (c) Reborrowings. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 4.4. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

         (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect plus the Applicable Margin;

         (b) with respect to any Fixed Rate Loan the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default (including the effect of any increase to Level V Status and deemed application of the Lower Interest Coverage Period in each case as a result of such default) until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to (i) in the case of Fixed Rate Loans denominated in U.S. Dollars the sum of two percent (2%) plus the Domestic Rate from time to time in effect plus the Applicable Margin and
     (ii) in the case of Fixed Rate Loans denominated in an Alternative Currency, the sum of two percent (2%) plus the Overnight Foreign Currency Rate from time to time in effect plus the Applicable Margin.

     Section 4.5. The Notes. (a) All Committed Loans made to the Borrowers by a Bank shall be evidenced by a promissory note of the Borrowers, joint and severally, in the form of Exhibit A hereto (individually a "Committed Loan Note" and collectively the "Committed Loan Notes"), each such Committed Loan Note to be dated the date hereof, payable to the order of the applicable Bank and otherwise in the form of Exhibit A hereto.

     (b)(i) All Bid Loans made to the Borrowers by a Bank shall be evidenced by a promissory note of the Borrowers, joint and severally, in the form of Exhibit B hereto (individually, a "Bid Note" and collectively the "Bid Notes"), each such Bid Note to be dated the date hereof, payable to the order of the applicable Bank and otherwise in the form of Exhibit B hereto.

     (c) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan made by it to the Borrowers, the Borrower to whom such Loan was made, the Interest Period and currency thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, in respect of any Fixed Rate Loan, the interest rate applicable thereto and, in respect of any Committed Loan, the type of such Loan. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Loans made to them hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrowers the Note to be replaced, the Borrowers shall furnish a new Note to such Bank to replace any outstanding Note and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 4.6. Commitment Terminations. The Company shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Agent, to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be made in an amount not less than $1,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably each Bank's Commitment; provided that the Commitments may not be reduced to an amount less than the aggregate Original Dollar Amount of Loans (whether Committed Loans or Bid Loans) and L/C Obligations then outstanding. Any termination of Commitments pursuant to this Section 4.6 may not be reinstated. No Facility Fee shall accrue on any portion of the Commitments that has been so terminated.

     Section 4.7. Mandatory Prepayment. (a) If, within thirty (30) days after receiving notice under Section 10.5 of a Change of Control Event, the Required Banks notify the Company (acting on behalf of the Borrowers) that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than (x) five (5) days after such notice is given or (y) the day on which any Borrower repays any other Debt before its original scheduled due date, whichever day is earlier), the Borrowers shall pay in full all Obligations then outstanding, including the prepayment of L/C Obligations in the manner contemplated by Section 11.4 hereof, and the Commitments shall terminate in full.

     (b) If the aggregate Original Dollar Amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitments then in effect, the Company shall, within three (3) Business Days, pay the amount of such excess to the Agent for the ratable benefit of the Banks as a prepayment of Loans (to be applied to such Loan as the Company shall direct at the time of such payment) and, if necessary, a prefunding of Letters of Credit. Immediately upon determining the need to make any such prepayment the Company shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 4.8 hereof.

     Section 4.8. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

              (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement, or

              (b) any failure (because of a failure to meet the conditions of Section 9 or otherwise) by a Borrower to borrow a Fixed Rate Loan on the date specified in a notice given pursuant to Section 2.3 or 3.4 hereof, then, upon the demand of such Bank, the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrowers, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

     Section 4.9. Appointment of Company as Agent for Titan Investment and Titan Credit. Titan Investment and Titan Credit each hereby irrevocably appoints the Company as its agent hereunder to make any and all requests on its behalf, including without limitation requests under Section 1, 2 or 3 hereof for Loans or Letters of Credit to be made to it, to give and receive any and all notices under the Loan Documents, to accept amounts on its behalf and to take any other action contemplated by the Loan Documents with respect to credit extended to it hereunder. The Agent and the Banks shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of Titan Investment and Titan Credit, whether or not the Company so indicates and that any notice delivered to the Company has also been delivered to Titan Investment or Titan Credit.


SECTION 5. FEES.

     Section 5.1. Facility Fee. The Borrowers shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a facility fee at the rate per annum equal to the percentage set forth in the applicable row of the last column of the chart set forth in Section 2.1(c) hereof (as then determined and computed) in effect on each day of the applicable quarter on the average daily amount of the Commitments hereunder (whether used or unused), payable quarterly in arrears on the last day of each March, June, September, and December, commencing with the first of such dates after the date hereof, and on the Termination Date.

     Section 5.2. Letter of Credit Fees. (a) On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to
Section 1.2 hereof, the Borrowers shall pay to the Agent, for the sole benefit of the Agent, an issuance fee equal to 1/8 of 1% (0.125) of the face amount of (or of the increase in the face amount of) such Letter of Credit. In addition, quarterly in arrears, on the last day of each calendar quarter, commencing on the first of such dates after the date hereof, the Borrowers shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, (i) a letter of credit fee at a rate per annum equal to the Applicable Margin for Committed Loans which are Eurocurrency Loans in effect during each day of such quarter applied to the daily average face amount of Financial Letters of Credit outstanding during such quarter and (ii) a letter of credit fee at a rate per annum equal to the greater of (x) fifty percent (50%) of the Applicable Margin for Committed Loans which are Eurocurrency Loans in effect during each day of such quarter or (y) 0.25%, applied to the daily average face amount of any other Letters of Credit outstanding during such quarter.

     (b) In addition to the letter of credit fees called for above, the Borrowers further agree to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

     Section 5.3. Closing Fee. On the date hereof, the Borrowers shall pay to the Agent for the account of each Bank party hereto as of the date hereof, a closing fee as agreed upon between the Borrowers and the Agent pursuant to those certain letter agreements dated September 2, 1998.

     Section 5.4. Bid Loan Fee. The Borrowers shall pay to the Agent for its own account an administrative fee of $250 for each Bid Loan Request by the Borrowers in excess of six in any given calendar month, such fee to be payable no later than 3:00 p.m. (Chicago time) on the date each such Bid Loan Request in excess of six in any given calendar month is received and to be deemed fully earned whether or not any Bid Loan is made pursuant to such Bid Loan Request.

     Section 5.5. Agent Fees. The Borrowers shall pay to the Agent the fees agreed to in a letter exchanged between them dated May 27, 1998 (the "Agent's Fee Letter"). The Borrowers shall also pay to the Agent for the sole account of the Agent the fees agreed to between the Agent and the Borrowers from time to time in writing.

     Section 5.6. Fee Calculations. All fees payable hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

SECTION 6. PLACE AND APPLICATION OF PAYMENTS.

     Section 6.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrowers under this Agreement, shall be made to the Agent by no later than 12:00 noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Company) or, if such payment is to be made in an Agreement Currency, no later than 12:00 noon local time at the place of payment (or such earlier local time as is necessary for such funds to be received and transferred to the Agent for same day value on the day such Obligation is due) to such office as the Agent has previously specified in a notice to the Company (acting on behalf of the Borrowers) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of any Loans denominated in an Alternative Currency or any Reimbursement Obligations payable in an Available Foreign Currency, in such Alternative Currency or such Available Foreign Currency, as applicable, in such funds as are then customary for the settlement of international transactions in such currency. Any payment by the Borrowers to the Agent for account of the Banks in accordance with the terms hereof shall, to the extent of such payment, discharge the Borrowers' obligation to make such a payment to the Banks, provided that if any such payment is rescinded or must otherwise be restored or returned, the Borrowers' obligations to the Banks with respect to such payment shall be reinstated as if such payment had never been made. All such payments shall be made, in all cases, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed or measured by the net income of any Bank). The Agent will promptly thereafter (and in any case before the close of business on the day the Agent receives such funds, if timely received by the Agent) cause to be distributed like funds relating to the payment of principal or interest on

Committed Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. If the Agent fails to distribute such payments to any Bank by such times, the Agent shall pay to such Bank interest on the amount not paid in respect of each day during the period commencing on the date such payment was received by the Agent (or the following Business Day in the case of payments received after 12:00 noon (Chicago time)) and ending on but excluding the date the Agent pays such amount at a rate per annum equal to (i) if such payment was received by the Agent on account of an Obligation denominated in U.S. Dollars, the effective rate charged to the Agent for Federal Funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day) and (ii) if such payment was received by the Agent on account of an Obligation denominated in an Agreement Currency, at the Overnight Foreign Currency Rate.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes and Applications received, in each instance, by the Agent or any of the Banks after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

              (a) first, to the payment of any reasonable outstanding costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement, the Notes and the Applications and in any event including all reasonable costs and expenses of a character which the Borrowers have agreed to pay under Sections 11.5 and 15.15 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);

              (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under the Notes, the Applications, the Agent's Fee Letter or this Agreement other than for principal, ratably as among the Agent and the Banks in accord with the amount of such interest and other fees or amounts owing each;

              (c) third, to the payment of (i) the principal of the Notes and
     (ii) after all amounts in clause (i) have been paid, to any liabilities in respect of unpaid drawings under the Letters of Credit and to the Agent to be held as collateral security for any undrawn Letters of Credit (until the Agent is holding an amount of cash equal to the then outstanding amount of all such Letters of Credit), the aggregate amount paid to or held as collateral security for the Banks to be allocated pro rata as among the Banks in accord with the then respective aggregate unpaid principal balances of the Notes as to which such payments relate and the Letters of Credit;

              (d) fourth, to the Agent and the Banks ratably in accord with the amounts of other Obligations owing to each of them (other than those described above) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

              (e) fifth, to the Borrowers or whoever may be lawfully entitled thereto.

SECTION 7. DEFINITIONS; INTERPRETATION.

     Section 7.1. Definitions. The following terms when used herein have the following meanings:

     "Adjusted LIBOR" is defined in Section 2.1(b) hereof.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agent" means Harris Trust and Savings Bank and any successor pursuant to
Section 13.8 hereof.

     "Agreement Currency" means and includes Available Foreign Currency and Alternative Currency.

     "Alternative Currency" means French Francs, Pounds Sterling, Deutsche Marks and Italian Lira.

     "Applicable Margin" is defined in Section 2.1(c) hereof.

     "Applicable Telerate Page" is defined in Section 2.1(b) hereof.

     "Assessment Rate" is defined in Section 2.1(b) hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 9.1(d) hereof or on any update of any such list provided by the Company to the Agent, or any further or different officer(s) or employee(s) of the Company so named by any Authorized Representative in a written notice to the Agent. Any Authorized Representative shall for all purposes be conclusively deemed to be an Authorized Representative of Titan Investment and Titan Credit.

     "Available Foreign Currency" shall mean (x) each Alternative Currency and
(y) any other currency (other than U.S. Dollars) approved by the Required Banks, so long as such currencies are freely transferable and convertible into U.S. Dollars and are traded and readily available to each Bank in the London interbank market.

     "Bank" means each bank signatory hereto and its successors, and any assignee of a Bank pursuant to Section 15.12 hereof.

     "Bid" is defined in Section 3.2(c) hereof.

     "Bid Loan" is defined in Section 3.1 hereof.

     "Bid Loan Limit" shall mean an amount equal to the Commitments if and so long as Level I, Level II or Level III exist and equal at all other times to 50% of the Commitments.

     "Bid Loan Request" is defined in Section 3.2(a) hereof.

     "Bid Loan Request Confirmation" is defined in Section 3.2(a) hereof.

     "Bid Note" is defined in Section 4.5(b) hereof.

     "Borrowers" is defined in the introductory paragraph hereof, with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also, each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations. The term "Borrower" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

     "Borrowing" means the total of Loans of a single type made by one or more Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of Bid Loans are made from a Bank or Banks in accordance with the procedures of Section 3 hereof.

     "Borrowing Date" is defined in Section 3.2(a) hereof.

     "Business Day" means any day other than a Saturday or Sunday on which (w) banks are not authorized or required to close in Chicago, Illinois or New York, New York and (x) the Federal Reserve Bank for such cities is generally open for transaction of its business and (y) if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in U.S. Dollars, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England and, (z) if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capitalized Leases determined at any date in accordance with GAAP.

     "CERCLA" is defined in Section 8.12(b) hereof.

     "Change of Control Event" means (i) any Person or two or more Persons acting in concert shall have acquired after the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly of securities of the Company (or other securities convertible into such securities) representing 15% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, (ii) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24 month period were directors of the Company (the "Initial Directors") shall cease for any reason other than death or disability to constitute a majority of the Board of Directors of the Company unless any subsequent or other members of such Board are nominated by a majority of the Initial Directors, (iii) any Person or two or more Persons acting in concert shall have acquired after the date hereof by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over securities of the Company (or other securities convertible into such securities) representing 15% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, or (iv) Taylor, for a period in excess of one hundred eighty (180) consecutive days, shall cease to be a director or executive officer of the Company for any reason, including without limitation death, resignation, retirement or incapacity, and an individual acceptable to the Required Banks shall not be performing the duties and functions of such director or executive officer of the Company within said 180-day period provided that such acceptance of such director or executive officer by the Required Banks shall not be unreasonably withheld. Notwithstanding anything in this definition to the contrary, Taylor and Masco Tech, Inc., a Delaware corporation, may at any time own any amount of the securities of the Company and such ownership shall not be deemed a "Change of Control Event".

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" is defined in Section 1.1 hereof.

     "Committed Loan Note" is defined in Section 4.5(a) hereof.

     "Committed Loans" is defined in Section 1.1 hereof.

     "Compliance Certificate" means a certificate in the form of Exhibit H hereto.

     "Confirmation of Bid" is defined in Section 3.2(c) hereof.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided, however, that such computation for each period shall exclude 50% of any non-recurring charges to such net income during such period resulting from the settlement or final resolution of that certain lawsuit related to retiree medical benefits for the former employees of PATC; further provided, however, that the aggregate cumulative amount of non-recurring charges so excluded for all periods does not exceed $18,000,000.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Credit Event" means the advancing of any Loan, including any Refunding Borrowing, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Debt" means, for any Person, any Indebtedness of such Person only of the types described in clauses (i) through (vii) of the definition of such term.

     "Debt to Earnings Ratio" means, as of any time the same is to be determined, the ratio of Total Funded Debt at such time to EBITDA for the four then most recently completed consecutive fiscal quarters of the Company.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Deutsche Mark" means the lawful currency of the Federal Republic of Germany.

     "Domestic Rate" is defined in Section 2.1(a) hereof.

     "Domestic Rate Loan" means a Loan bearing interest at the rate specified in
Section 2.1(a) hereof.

     "Domestic Subsidiary" shall mean any Subsidiary which is not a Foreign Subsidiary.

     "EBIT" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for Interest Expense and for foreign, federal, state and local income tax expense.

     "EBITDA" means, for any period, EBIT for such period plus all amounts deducted in arriving at such EBIT in respect of all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries.

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EMU Commencement" means the date of commencement of the third stage of EMU (which at the date hereof is expected to be on January 1, 1999) or the date on which circumstances arise which (in the opinion of the Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

     "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise), being in part the implementation of the third stage of EMU.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Euro" means the single currency of Euro Members of the European Union.

     "Euro Member" means each state described as a "participating member state" in any EMU Legislation.

     "Euro Unit" means the currency unit of the Euro.

     "Eurocurrency Loan" means a Loan bearing interest at the rate specified in
Section 2.1(b) hereof.

     "Eurocurrency Reserve Percentage" is defined in Section 2.1(b) hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 11.1 hereof.

     "Existing Credit Agreement" means the Credit Agreement dated as of September 19, 1996, among the Company and the banks referred to therein and Harris Bank, as agent, as amended and supplemented.

     "Facility Fee" means the fee payable by the Company to the Banks under
Section 5.1 hereof.

     "Federal Funds" shall mean overnight federal funds traded among members of the Federal Reserve System and arranged by federal funds brokers.

     "Federal Funds Rate" shall mean the Federal Funds rate described in clause
(x) of Section 2.1(a)(ii) hereof.

     "Financial Letter of Credit" shall mean any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Agent
(i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary and any other standby Letter of Credit which is not a Performance Letter of Credit.

     "Fixed Rate Loan" means Eurocurrency Loans and Bid Loans.

     "Foreign Subsidiary" shall mean each Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any State thereof or more than 80% of the sales, earnings or assets (determined on a consolidated basis) of such Subsidiary are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

     "French Franc" means the lawful currency of the Republic of France.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Banks pursuant to Section 8.4 hereof.

     "Guarantee Agreement" means a letter to the Agent in the form of Exhibit I hereto executed by each Guarantor whereby it acknowledges it is party hereto as a Guarantor.

     "Guarantor" means each Borrower and in addition includes each Subsidiary of the Company that executes and delivers to the Agent a Guarantee Agreement in the form of Exhibit I hereto along with the accompanying closing documents required by Sections 9.1 or 10.15 hereof, as applicable.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the

Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Hazardous Material" means and includes (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product or derivative or other hydrocarbon, and any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating or pertaining to any such waste, substance or material, as now or at any time hereinafter in effect.

     "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person, (vi) obligations for which such Person is obligated pursuant to a Guaranty and (vii) obligations arising out of or relating to any interest rate or foreign currency swap, cap, collar, option, forward or similar agreements entered into by such Person (it being understood that for purposes of this Agreement the amount of Indebtedness attributable to such agreement shall be an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination of such agreement for any reason, on the date of determination).

     "Interest Coverage Ratio" means, as of any time the same is to be determined, the ratio of EBIT to Interest Expense in each case for the period of the then four most recently completed consecutive fiscal quarters of the Company.

     "Interest Expense" means, for any period, the sum of all interest charges minus the sum of all interest income of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate for such Indebtedness in effect on the date of any determination.

     "Interest Period" is defined in Section 4.1 hereof.

     "Investments" is defined in Section 10.10 hereof.

     "Italian Lira" means the lawful currency of the Republic of Italy.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "L/C Sub-Limit" means $50,000,000.

     "Lending Office" is defined in Section 12.4 hereof.

     "Letter of Credit" is defined in Section 1.2(a) hereof.

     "Level I Status" shall mean, for any Margin Determination Date, that as of the close of the quarterly test period with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is less than or equal to
2.0 to 1.

     "Level II Status" shall mean, for any Margin Determination Date, that as of the close of the quarterly test period with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than 2.0 to 1 but less than or equal to 3.0 to 1.

     "Level III Status" shall mean, for any Margin Determination Date, that as of the close of the quarterly test period with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than 3.0 to 1 but less than or equal to 3.5 to 1.

     "Level IV Status" shall mean, for any Margin Determination Date, that as of the close of the quarterly test period with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than 3.5 to 1 but less than or equal to 4.0 to 1.

     "Level V Status" shall mean, for any Margin Determination Date, that as of the close of the quarterly test period with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than 4.0 to 1.

     "LIBOR" is defined in Section 2.1(b) hereof.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

     "Loan" means and includes Committed Loans and Bid Loans, and each of them singly, and the term "type" of Loan refers to its status as a Committed Loan or Bid Loan or, if a Committed Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

     "Loan Documents" means this Agreement and all exhibits hereto, the Notes, the Applications, the Letters of Credit, the Agent's Fee Letter, when delivered, and each Guarantee Agreement delivered to the Agent pursuant to Sections 9.1 or
10.15 hereof, as applicable.

     "Lower Interest Coverage Period" is defined in Section 10.8 hereof.

     "Margin Determination Date" is defined in Section 2.1(c) hereof.

     "Material Plan" is defined in Section 11.1(f) hereof.

     "Non-Guaranteeing Domestic Subsidiaries" means, as of any time, each Domestic Subsidiary which is not then obligated on a Guarantee Agreement, whether because such Domestic Subsidiary is not required to provide a Guarantee Agreement or because such Domestic Subsidiary has been released in accordance herewith from its obligations under a Guarantee Agreement it had previously delivered.

     "Non-Guaranteeing Subsidiaries" means, as of any time, each Subsidiary which is not then obligated on a Guarantee Agreement, whether because such Subsidiary is not required to provide a Guarantee Agreement or because such Subsidiary has been released in accordance herewith from its obligations under a Guarantee Agreement it had previously delivered.

     "Note" means and includes the Committed Loan Notes and the Bid Notes and each individually, unless the context in which such term is used shall otherwise require.

     "Obligations" means all fees payable hereunder, all obligations of the Borrowers to pay principal or interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrowers arising under or in relation to any Loan Document.

     "Offer" is defined in Section 3.2(c) hereof.

     "Original Dollar Amount" means (i) the amount of any Obligation, if such Obligation is denominated in U.S. Dollars, (ii) in relation to any Loan, Reimbursement Obligation or Letter of Credit denominated in an Agreement Currency, the U.S. Dollar Equivalent of such Obligation as of the day such amount is to be computed pursuant to Section 2.4 hereof and (iii) in relation to any other Obligation denominated in an Agreement Currency, the U.S. Dollar Equivalent of such Obligation on the day such amount is being computed.

     "Overnight Foreign Currency Rate" shall mean for any amount payable in a currency other than U.S. Dollars, the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of the related Loan or Reimbursement Obligation (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

     "Participating Bank" is defined in Section 1.2(f) hereof.

     "PATC" means Pirelli Armstrong Tire Corporation, a Delaware corporation.

     "PBGC" is defined in Section 10.17 hereof.

     "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Performance Letter of Credit" shall mean any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Agent to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.

     "Permitted Company Redemption" shall mean the redemption by the Company after March 14, 1997 of not more than 8,000,000 (on a cumulative basis on and after such date) shares of the issued and outstanding common stock which constitutes Voting Stock of the Company on such date on a fully diluted basis provided the amount expended on and after such date for such redemptions aggregates (on a cumulative basis after such date) not more than $100,000,000.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means, with respect to the Company and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Company or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Company or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Company or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contribution sponsor under Section 4069 of ERISA.

     "Pounds Sterling" means the lawful currency of the United Kingdom.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Refunding Borrowing" is defined in Section 2.3(d) hereof.

     "Reimbursement Obligation" is defined in Section 1.2(e) hereof.

     "Required Banks" means, as of the date of determination thereof, Banks holding at least 51% of the Percentages.

     "Restricted Equity Payments" is defined in Section 10.13(a) hereof.

     "Restricted Subordinated Debt Payments" is defined in Section 10.13(b) hereof.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "Set-Off" is defined in Section 15.7 hereof.

     "Shareholder's Equity" means, as of any date the same is to be determined, the total shareholder's equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP. Notwithstanding anything herein to the contrary, for the purposes of determining Shareholder's Equity, no value shall be attributed to any Unrestricted Subsidiary or any Investment therein.

     "Subordinated Debt" means all unsecured Debt of the Company that is expressly subordinated and made junior to the payment and performance in full of the obligations of the Borrowers hereunder to the Banks and Agent, and evidenced by a subordination agreement or other written instrument approved by the Agent and the Required Banks in their sole discretion, pursuant to documentation and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in each case in form and substance satisfactory to the Agent and Required Banks in their discretion.

     The term "subsidiary" means, as to any particular parent Person, any Person of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent Person and/or one or more Persons which are themselves subsidiaries of such parent Person. The term "Subsidiary" shall mean a subsidiary of the Company and shall include any subsidiaries of any such Subsidiary.

     "Tangible Net Worth" means, as of any time the same is to be determined, the Shareholders' Equity less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost.

     "Taylor" shall mean Maurice Taylor, Jr., an individual of Quincy, Illinois.

     "Telerate Service" means the Dow Jones Telerate Service.

     "Termination Date" means September 17, 2003 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 4.6, 4.7, 11.2 or
11.3 hereof.

     "Test Date" is defined in Section 10.8 hereof.

     "Titan Credit" means Titan Credit Corporation, a Nevada corporation.

     "Titan Investment" means Titan Investment Corporation, an Illinois corporation.

     "Titan Tire" means Titan Tire Corporation, an Illinois corporation.

     "Total Assets" means, without duplication on a consolidated basis, assets of the Company and its Subsidiaries (excluding Unrestricted Subsidiaries) as determined in accordance with GAAP.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

     "Total Capitalization" means the sum of Total Funded Debt and Tangible Net Worth.

     "Total Funded Debt" means, without duplication on a consolidated basis, obligations of the Company and its Subsidiaries (excluding Unrestricted Subsidiaries) for (i) borrowed money and (ii) arising out of letters of credit, issued for the account of the Company or such Subsidiary (provided that up to $10,000,000 of such obligations attributable to the undrawn portion of such letters of credit shall not be included in calculating Total Funded Debt), less the sum of cash and marketable securities of the Company in excess of $5,000,000.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

     "Unrestricted Subsidiary" means any Subsidiary which the Company has irrevocably designated in writing to the Agent, which shall promptly deliver copies of such designation to the Banks, as being an "Unrestricted Subsidiary" for purposes of this Agreement and any subsidiaries of any such Subsidiary. The Company shall not designate any Borrower as an Unrestricted Subsidiary, and no Borrower shall be an Unrestricted Subsidiary.

     "U.S. Dollar Equivalent" shall mean the amount of U.S. Dollars which would be realized by converting a foreign currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent at 9:00 a.m. Chicago time on the date of determination to prime banks in the London interbank foreign exchange market for the purchase of U.S. Dollars with such foreign currency.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of any Borrower or any of the Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

     Section 7.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP consistently applied, except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 7.3. Unrestricted Subsidiaries. Notwithstanding anything herein to the contrary, the term "Subsidiaries" as used in the definitions of the terms "Consolidated Net Income", "Debt to Earnings Ratio", "EBIT", "EBITDA", "Interest Expense", "Leverage Ratio", "Shareholder's Equity", "Tangible Net Worth" and "Total Funded Debt" shall exclude Unrestricted Subsidiaries.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

     The Borrowers hereby represent and warrant to each Bank as to themselves and, where the following representations and warranties apply to Subsidiaries, as to each Subsidiary, as follows:

     Section 8.1. Corporate Organization and Authority. Each Borrower is duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would materially and adversely affect its financial condition, business, operations, Properties, condition (financial or otherwise) or prospects.

     Section 8.2. Subsidiaries. Schedule 8.2 (as updated from time to time pursuant to Sections 10.5(a)(viii) and 10.15) hereto identifies each Subsidiary which has or holds any Property, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. Each such listed Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the financial condition, or the Property, business or operations, of such Subsidiary. All of the issued and outstanding shares of capital stock of each such listed Subsidiary are validly issued and outstanding and fully paid and nonassessable. As of the date of this Agreement, the Company has not designated any such listed Subsidiary as an Unrestricted Subsidiary. All such shares owned by the Company are owned beneficially, and of record, free of any Lien.

     Section 8.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Loan Documents to which it is a party. Each Guarantor has full right and authority to enter into its Guarantee Agreement and to perform all of its obligations thereunder. Each Loan Document to which it is a party has been duly authorized, executed and delivered by any Borrower and each Guarantor and constitutes valid and binding obligations of any Borrower and each Guarantor enforceable in accordance with its terms. No Loan Document, nor the performance or observance by any Borrower or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of any Borrower or any Guarantor or (individually or in the aggregate) any material Contractual Obligation of or affecting any Borrower or any Guarantor or any of their respective Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of any Borrower or any Guarantor.

     Section 8.4. Financial Statements. The audit report of the Company for the year ended December 31, 1997, including a consolidated balance sheet as of December 31, 1997 and a consolidated statement of profit and loss and consolidated statement of cash flows for the 12 months ended said date, certified by Price Waterhouse, and the interim consolidated and consolidating balance sheets of the Company and the Subsidiaries as at March 31, 1998 and June 30, 1998 and consolidated and consolidating statements of profit and loss for the respective three and six months then ended prepared by the Company and heretofore furnished to the Banks, all as heretofore presented to the Banks, fairly present the financial condition of the Company and the Subsidiaries as at said dates and the results of operations for the periods covered thereby. As of the date hereof, the Company and the Subsidiaries have no known contingent liabilities which are material to the Company or any Subsidiary other than as indicated on the financial statements accompanying said audit report.

     Section 8.5. Material Adverse Change. Since March 31, 1998, there have been no material adverse changes in the business, operations, Properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

     Section 8.6. No Litigation; No Labor Controversies. (a) There is no litigation or governmental proceeding pending, or to the knowledge of the Borrowers or any Guarantor threatened, against the Borrowers or any Subsidiary which, if adversely determined, could (individually or in the aggregate) materially adversely affect the financial, or other condition, operations, business, Property or prospects of the Company and its Subsidiaries taken as a whole.

     (b) Except for the strike described in the SEC Form 10-Q filed by the Company for its second fiscal quarter of its fiscal year ending December 31, 1998, there are no labor controversies pending or, to the knowledge of the Borrowers or any Guarantor threatened, against the Company or any Subsidiary which could (insofar as the Company may reasonably foresee) materially adversely affect the business, operations, Property, financial or other condition or prospects of the Company and its Subsidiaries taken as a whole.

     Section 8.7. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Company and its Subsidiaries on a consolidated basis taken as a whole. The charges, accruals and reserves on the books of the Company and its Subsidiaries for any taxes or other governmental charges are adequate.

     Section 8.8. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Company or any Subsidiary of any Loan Document to which it is a party, except for such thereof as have been obtained and are in full force and effect.

     Section 8.9. ERISA. The Company and its ERISA Affiliates are in compliance in all material respects with the Code and ERISA to the extent applicable to them and have received no notice to the contrary from the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"); as of December 31, 1997, the liability of the Company and its ERISA Affiliates to the PBGC in respect of unfunded employee benefit plan liabilities would not have been in excess of $1,600,000 if all employee benefit plans covering any officers or employees of the Company and its ERISA Affiliates had been terminated as of such date. Neither the Company nor any ERISA Affiliate has
(i) failed to make a required contribution or payment of a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a multiemployer plan. Neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment (other than as required under Section 601 of ERISA) which could result in a material obligation to pay money, except for such plans as are listed in Exhibit J hereto.

     Section 8.10. Government Regulation. No Borrower nor any Subsidiary is an "investment company" nor a company "controlled" by an "investment company organized or otherwise created under the laws of the United States or of a State" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 8.11. Margin Stock. No Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). No Borrower will use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     Section 8.12. Licenses and Authorizations; Compliance with Laws. (a) The Company and each Subsidiary has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated.

     (b) The Company and each Subsidiary is in compliance in all material respects with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. and, to the best knowledge of the Borrowers, have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment.

Neither the Company nor any Subsidiary is the subject of any evaluation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Specified Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. ("CERCLA").

     Section 8.13. Ownership of Property; Liens. As of the date hereof, the Company and the Subsidiaries have good and defensible title to their respective assets as reflected on the consolidated balance sheet of the Company and the Subsidiaries dated as of June 30, 1998 (except for sales by the Borrower and such Subsidiaries in the ordinary course of their respective businesses), subject to no Liens or encumbrances other than such thereof as are permitted by
Section 10.12 hereof

     Section 8.14. No Burdensome Restrictions; Compliance with Agreements. Neither the Company nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects, or (insofar as the Borrowers may reasonably foresee) may so affect, the business, operations, Property, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default materially adversely affects, or (insofar as the Borrowers may reasonably foresee) may so affect, the business, operations, Property, financial or other condition, or prospects of the Company and the Subsidiaries taken as a whole.

     Section 8.15. Full Disclosure. All information heretofore furnished by the Borrowers to the Agent or any Bank for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrowers to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

     Section 8.16. Year 2000 Compliance. Each Borrower has conducted a comprehensive review and assessment of the computer applications of such Borrower and its subsidiaries and has made inquiry of their material external providers or servicers of information technology or information systems (including data processors), if any, with respect to any defect in computer software, data bases, hardware controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, each Borrower believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of such Borrower (or of such Borrower and its subsidiaries taken on a consolidated basis).


SECTION 9.   CONDITIONS PRECEDENT.

     The obligation of each Bank to make any Loan, or of the Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

     Section 9.1.    Initial Borrowing.  Prior to the initial Credit Event:

         (a) The Agent shall have received for each Bank the favorable written opinion of Schmiedeskamp, Robertson, Neu & Mitchell, counsel to the Company and the Guarantors, in substantially the form of Exhibit K hereto, and otherwise in form and substance satisfactory to the Required Banks;

         (b) The Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of each Borrower and each Guarantor authorizing the execution, delivery and performance of, and indicating the authorized signers of, the Loan Documents to which it is a party and all other documents relating thereto and the specimen signatures of such signers, (ii) copies of the Articles of Incorporation and by-laws for each Borrower and each Guarantor certified by its Secretary or other appropriate officer, together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of its incorporation and (iii) the duly executed and delivered Loan Documents;

         (c) The Agent shall have received a Guarantee Agreement from each Subsidiary (except as set forth in Section 10.15 hereof);

         (d) The Agent shall have received a list of the Authorized Representatives;

         (e) Evidence satisfactory to the Agent that the proceeds of such initial Credit Event shall be used to repay all borrowings other than "Bid Loans" (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement. All "Bid Loans" outstanding under the Existing Credit Agreement shall, upon the initial Credit Event, for all purposes be deemed to be Bid Loans outstanding hereunder. Upon such Credit Event, the Company and Banks agree that the Existing Credit Agreement has been terminated so that no additional borrowings, or rollovers of borrowings outstanding thereunder, will be permitted (the Borrowers hereby irrevocably authorizing and directing the Banks to disburse the proceeds of the first Borrowing hereunder to repay all borrowings outstanding thereunder); and

         (f) Certificates, signed by Authorized Representatives of the Company, stating that on the date hereof no Default or Event of Default has occurred and is continuing.

     Section 9.2. All Loans. As of the time of each Credit Event hereunder (including the initial Credit Event):

         (a) The Agent shall have received (i) in the case of any Loan, the Notes of the Borrowers for each Bank required to be delivered pursuant to
     Section 4.5 hereof and the notice required by Section 2.3 or 3.5 hereof, as applicable, (ii) in the case of the issuance of any Letter of Credit, a duly completed Application for such Letter of Credit and, (iii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent;

         (b) Each of the representations and warranties of the applicable Borrowers set forth in Section 8 (other than Section 8.5) hereof shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

         (c) The Borrowers shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Credit Event;

         (d) After giving effect to the Credit Event, (i) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all Loans (whether Committed Loans or Bid Loans) and L/C Obligations outstanding hereunder shall exceed the Commitments, (ii) all Bid Loans outstanding hereunder shall not exceed the lesser of the unused Commitments or the Bid Loan Limit and (iii) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all L/C Obligations shall exceed the L/C Sub-Limit;

         (e) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect;

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in paragraphs (b) and (c) of this Section 9.2.

     Section 9.3. Additional Conditions to Loans other than Refunding Borrowings. In addition to the conditions set forth in Sections 9.1 and 9.2 hereof, as of the time of each Borrowing other than a Refunding Borrowing, the representations and warranties set forth in Section 8.5 hereof shall be true as of said time (except that the date referenced therein shall be deemed a reference to the date as of which the most recent financial statements furnished to the Banks pursuant to Section 10.5(a)(i) or 10.5(a)(iii) were prepared), and the request for such Borrowing, as referred to in Section 9.2(a), shall be and constitute a representation and warranty as to such matters specified in Section
8.5 hereof (after giving effect to such notification in the date referenced therein).

     Section 9.4. Replacement of Bank. In the event the condition precedent to extending credit hereunder set forth in Section 9.2(e) hereof has not been satisfied by reason of circumstances which do not similarly affect the Required Banks, then the Borrowers may request other Banks hereunder not affected by such circumstances to assume in full the Commitment then in effect of each Bank affected by such circumstances (such Bank in such case being herein referred to as the "Replaceable Bank"), and to purchase the Notes issued to the Replaceable Bank and its participation in Letters of Credit at a price equal to the outstanding principal amount of such Notes and the Replaceable Bank's share of unpaid Reimbursement Obligations in respect of the Letters of Credit plus any accrued and unpaid interest on such Notes and Reimbursement

Obligations plus accrued and unpaid facility and letter of credit fees owed to the Replaceable Bank, and if any Bank or Banks in their sole discretion agree so to assume in full the Commitment of the Replaceable Bank (each an "Assuming Bank"), and after payment by the Borrowers to the Replaceable Bank of all amounts due under the Loan Documents to such Bank (including any amount specified as due in a certificate submitted under Section 4.8 or 12.3 hereof) not so paid by the Assuming Bank, then such assumption shall take place in the manner set forth in subsection (b) below. In the event more than one Bank agrees to so assume the Commitment of the Replaceable Bank, such Assuming Banks shall effect such assumption ratably in accordance with their existing Commitments (but in any event rounded, to the extent possible, to the nearest $1,000,000). In the event no Bank or Banks agrees to assume in full the Commitment of the Replaceable Bank, then the Borrowers may nominate one or more banks not then party to this Agreement so to assume in full the Commitment of the Replaceable Bank, and if such nominated bank or banks are acceptable to the Required Banks (excluding the Replaceable Bank), such assumption shall take place in the manner set forth in subsection (b) below and each such bank or banks shall become a Bank hereunder (each a "New Bank") and the Replaceable Bank shall no longer be a party hereto or have any rights hereunder, except as set forth in Section 15.15 hereof.

         (b) In the event a Replaceable Bank's Commitment is to be assumed in full by an Assuming Bank or Banks or a New Bank, then such assumption shall take place on a date acceptable to the Borrowers, the Replaceable Bank and the Assuming Bank or New Bank, as the case may be, and such assumption shall take place through the payment of all amounts due under the Loan Documents to the Replaceable Bank and the execution of such instruments and documents as shall, in the reasonable opinion of the Agent, be reasonably necessary or appropriate for the Assuming Bank or New Bank to assume in full the Commitment of the Replaceable Bank (including, without limitation, the issuance of new Notes and the execution of an amendment hereto making any New Bank a party hereto). In the event no Assuming Bank or New Bank agrees to assume in full the Commitment of the Replaceable Bank, then such Replaceable Bank shall remain a party hereto and its Commitment shall remain in effect on the terms and conditions set forth in this Agreement (including the conditions precedent set forth in Section 9.2 hereof) unless and to the extent to which any circumstance or matter set forth in Section 9.2(e) with respect to the Replaceable Bank prohibits it from advancing or loaning to the Borrowers the full amount of its Commitment; in which case such Commitment shall be limited to such lawful amount as the Replaceable Bank may lend to the Borrowers for as long as such limitation or restriction continues.


SECTION 10. COVENANTS.

         The Borrowers agree that, so long as any Note or L/C Obligation is outstanding hereunder or any credit is available to or in use by a Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 10.1. Maintenance of Business. (a) Each Borrower will preserve and keep in force and effect its corporate existence and all material leases, licenses and permits necessary to the proper conduct of its business, subject to provisions of Section 10.14 hereof. (b) The Company will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all material leases, licenses and permits necessary to the proper conduct of its business, subject to provisions of Section 10.14 hereof.

     Section 10.2. Maintenance of Property. The Company will maintain, preserve and keep its plant, Properties and equipment in reasonable repair, working order and condition in all material respects (except for equipment or other property no longer used or useful in the conduct of its business or the business of the Subsidiaries) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained and the Company will cause each Subsidiary to do so in respect of its plant, Properties and equipment.

     Section 10.3. Taxes. The Company will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Company or Subsidiary or against their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest.

     Section 10.4. Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by companies similarly situated and in amounts usually insured by companies similarly situated and operating like properties; and the Company will insure, and will cause each Subsidiary to insure, such other hazards and risks (including employers' and public and product liability risks) with good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. The Company will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 10.4.

     Section 10.5. Financial Reports and Rights of Inspection. (a) The Company will maintain, and will cause each Subsidiary to develop and maintain, a system of accounting in accordance with GAAP and will furnish to the Agent and each Bank such information respecting the business, financial condition, assets and liabilities (whether absolute or contingent) of the Company and the Subsidiaries as the Agent or such Bank may reasonably request; and without any request, will furnish to the Agent (which shall promptly provide copies to the Banks):

              (i) within 50 days after the end of each of the first three quarterly fiscal periods of the Company, a copy of the Company's Form 10-Q Report filed with the SEC;

              (ii) within 50 days after the end of each of the first three quarterly fiscal periods of the Company, the consolidated balance sheet of the Company and the Subsidiaries (other than the Unrestricted Subsidiaries and in any event attributing no value to the Unrestricted Subsidiaries and any Investments therein) as of the end of such quarterly period and a related consolidated income statement and statement of cash flows of the Company and the Subsidiaries (other than the Unrestricted Subsidiaries and in any event excluding any income of the Unrestricted Subsidiaries except to the extent distributed in cash actually paid to the Company) for such quarterly fiscal period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, all of which shall be certified by the Treasurer of the Company as being prepared, to the best of his knowledge, in accordance with GAAP consistently applied subject to normal year-end adjustments and provided that such statements may omit footnote disclosures required by GAAP;

              (iii) within 100 days after the end of each fiscal year of the Company, a copy of the Company's Form 10-K Report filed with the SEC, including a copy of the annual audit report of the Company and the Subsidiaries for such year with accompanying financial statements, prepared by the Company and certified by independent public accountants of recognized standing selected by the Company and satisfactory to the Required Banks, in accordance with GAAP;

              (iv) within 100 days after the end of each fiscal year of the Company, the consolidating schedules presenting a consolidated balance sheet of the Company and the Subsidiaries (other than the Unrestricted Subsidiaries and in any event attributing no value to the Unrestricted Subsidiaries and any Investments therein) as of the end of such fiscal year and the related consolidated income statement and statement of cash flows of the Company (other than the Unrestricted Subsidiaries and in any even excluding any income of the Unrestricted Subsidiaries except to the extent distributed in cash actually paid to the Company) prepared by and accompanied by a certificate from the same public accountants which prepared the audit report for the Company for such year, to the effect that the deletion of the Unrestricted Subsidiaries from the audited statement for such year was in substantial conformity with GAAP;

              (v) as soon as available, and in any event no less than 30 days following the commencement of each fiscal year of the Company, a copy of a business and financial plan for the Company and its Subsidiaries (other than the Unrestricted Subsidiaries) for such fiscal year, month by month, on a consolidated basis (other than the Unrestricted Subsidiaries and in any event (x) attributing no value to the Unrestricted Subsidiaries or any Investment therein and (y) excluding any income of the Unrestricted Subsidiaries except to the extent distributed in cash actually paid to the Company), together with such supporting schedules and details as the Required Banks may reasonably request but in any event including projected balance sheets, projected cash flow (including details of cash disbursements) and a projected income statement in each case for each of the following 12 months;

              (vi) not later than 10 days after the receipt thereof, a copy of any final management letters on internal accounting controls for the Company or any Subsidiary prepared by its independent public accountants;

              (vii) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Company files with the SEC or any successor thereto, or with any national securities exchange (other than routine filings related solely to employee benefit plans and filings on Forms 3, 4 or 5 regarding insider trading activities) and

              (viii) an updated Schedule 8.2 along with the financial statements delivered under subsection (ii) or (iv) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in Schedule 8.2 hereto, as then most recently updated.

     (b) Each Report required by Section 10.5(a)(ii) or (iv) shall be accompanied by a certificate in the form attached hereto as Exhibit H signed on behalf of the Company by its Vice President - Finance setting forth compliance in reasonable detail with Sections 10.7, 10.8, 10.9, 10.10 and 10.13 hereof and stating that no Default or Event of Default exists hereunder as of the date of such certificate, or if such Default or Event of Default exists the nature thereof shall be specified. Each audit report called for by Section 10.5(a)(iii) hereof shall be accompanied by a statement of the accountants certifying such statements to the effect that in the course of their audit (conducted in accordance with generally accepted auditing standards) they have obtained no knowledge that a Default or Event of Default has occurred hereunder or, if they have obtained any such knowledge, describing the same. In the event the Company is no longer required to file Form 10-Q and 10-K Reports with the SEC, the Company need not furnish such Reports to the Agent, but shall nonetheless provide the Agent the financial statements previously contained in such Reports by the times required by subsections (a)(i) and (iii) above.

     (c) Each projection furnished to the Bank pursuant to Section 10.5(a)(v) shall be accompanied by a written certificate in the form attached hereto as Exhibit L signed on behalf of the Company by its Vice President -- Finance, Controller, Treasurer or President to the effect that (i) such projection has been prepared on a basis consistent with the Company's historical financial statements and records, together with the assumptions set forth in such projection, and (ii) such projection reflects the reasonable analysis of the Company's management and does not reflect results or financial conditions which are more favorable in any material respect than such management's reasonable expectations as to the matters set forth therein.

     (d) The Borrowers will promptly (and in any event within three Business Days after knowledge thereof shall have come to the attention of any responsible officer of the Borrower) give written notice to the Agent (which shall promptly provide copies to the Banks):

              (i) of the occurrence of any Change of Control Event,


              (ii) of any Default or Event of Default,

              (iii) of any threatened or pending litigation, governmental proceeding or labor dispute against the Company or any Subsidiary which if adversely determined would materially adversely affect the business, Properties, condition (financial or otherwise) or prospects of the Company or any Subsidiary;

              (iv) of any material development in any such litigation, proceeding or dispute (whether or not previously disclosed to the Banks pursuant to the terms hereof) which in any case has a reasonable possibility of such an effect;

              (v) of any default in the payment of rent due under any lease necessary to the proper conduct of the business of the Company or any Subsidiary or any action to terminate any such lease or of the receipt of any notice of any alleged breach of the terms of any such lease; and

              (vi) of the receipt of any notice of any alleged breach of the terms of, or default under, any material Contractual Obligation and of any notice of alleged material noncompliance with any laws or regulations of the type described in Section 8.12 hereof.

     (e) Upon reasonable notice from the Agent or any Bank, each Borrower will permit the Agent, such Bank and their representatives during normal business hours to visit and inspect, under such Borrower's guidance, any of the properties of such Borrower or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision each Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of such Borrower and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

     Section 10.6.    Intentionally Left Blank.

     Section 10.7. Minimum Tangible Net Worth. The Company will at all times maintain its Tangible Net Worth at not less than the Required Amount. For purposes of this Section, the term "Required Amount" shall mean the sum of (i) $135,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal year (if positive for such year) commencing with the fiscal year beginning on January 1, 1998 plus (iii) 75% of the cash proceeds from a public offering of the common capital stock or preferred stock of the Company after the date hereof (such proceeds to be net of seller's and underwriting discounts, accounting, legal and printing fees and other costs directly incurred and payable as a result of such offering and also net of repurchases).

     Section 10.8. Interest Coverage Ratio. The Company will as of the end of each fiscal quarter of the Company (each, a "Test Date") maintain an Interest Coverage Ratio for the four fiscal quarters of the Company then ended of not less than 1.50 to 1.0; provided, however, that the Company shall be deemed in compliance with this Section as of not more than two consecutive Test Dates during the term of this Agreement if the Company maintains as of each such Test Date, an Interest Coverage Ratio of not less than 1.25 to 1.0 (such period of not more than two consecutive Test Dates as of which the Company maintains an Interest Coverage Ratio of less than 1.5 to 1.0 but greater than or equal to
1.25 to 1.0 being herein referred to as the "Lower Interest Coverage Period").

     Section 10.9. Debt to Earnings Ratio. The Company will as of each Test Date maintain the Debt to Earnings Ratio at not more than 5.0 to 1.0.

     Section 10.10. Investments, Loans, Advances and Guaranties. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

              (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligation matures within one year from the date it is acquired by a Borrower or Subsidiary;

              (b) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. maturing within one year of its date of issuance;

              (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $200,000,000 or by any Bank in each case maturing within one year from the date of issuance thereof or in eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any Bank or other such commercial bank or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

              (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

              (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

              (f) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Borrower or any Subsidiary;

              (g) endorsements of negotiable instruments for collection in the ordinary course of business;

         (h) liabilities in respect of letters of credit issued by the Agent or any Bank;


         (i)  the Guarantee Agreements;

         (j) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

         (k) acquisitions of all or substantially all of the assets or business of any other Person or division thereof, or of all or substantially all the Voting Stock of a Person, so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition, (iii) the Company can demonstrate that on a pro forma basis after giving effect to such acquisition it will continue to comply through the term of this Agreement with all the terms and conditions of the Loan Documents and (iv) the Company has provided to the Banks such financial and other information regarding the Person whose Property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Agent or the Required Banks have reasonably requested;

         (l) Investments by the Company in Subsidiaries (other than the Unrestricted Subsidiaries), provided that Investments in such Subsidiaries that become Subsidiaries through an acquisition must comply with the provisions of subsection (k) above;

         (m) loans and advances by Wholly-owned Subsidiaries to the Company and other Wholly-owned Subsidiaries (other than the Unrestricted Subsidiaries);


         (n) a guaranty from Dyneer Corporation to PATC guaranteeing obligations assumed by Titan Tire (as part of the acquisition by Titan Tire of certain assets of PATC) to remediate any environmental conditions existing at PATC's facility in Des Moines, Iowa, provided that the right to recover on such guaranty is expressly limited to $1,000,000 in the aggregate; and

         (o) Investments by the Company in Unrestricted Subsidiaries, provided that the aggregate amount of such Investments outstanding at any one time shall not exceed the lesser of (i) 10% of Tangible Net Worth or (ii) $20,000,000.

     The Company acknowledges and agrees that neither it nor any Subsidiary may make any Investment in an Unrestricted Subsidiary except as permitted in (o) above.

In determining the amount of Investments, acquisitions, loans, advances and guarantees permitted under this Section 10.10, Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 10.11. Indebtedness. Neither the Company nor any Subsidiary will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

         (b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

         (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 10.3 hereof;

         (d) Indebtedness in respect of judgments or awards, provided that in the case of such Indebtedness which in the aggregate exceed $4,000,000, (other than any judgment for which a financially sound and reputable insurer has admitted coverage) such judgments or awards have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

         (e) endorsements for collection, deposit or negotiation and warranties of products or services and similar transactions, in each case incurred in the ordinary course of business;

         (f)  Subordinated Debt;


         (g)  Indebtedness set forth on Schedule 10.11(g) hereof;

         (h) Indebtedness of Wholly-owned Subsidiaries to the Company or to other Wholly-owned Subsidiaries (other than Unrestricted Subsidiaries); and

         (i) Indebtedness not otherwise permitted by this Section aggregating not more than $75,000,000 at any one time outstanding; and

         (j) Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and any of its Subsidiaries (other than Unrestricted Subsidiaries).

     Section 10.12. Liens. The Company will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the

Company or any Subsidiary; provided, however, that this Section 10.12 shall not apply to nor operate to prevent:

         (a) the currently existing Liens set forth on Schedule 10.12 attached hereto;


         (b) Liens in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, i overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

         (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

         (d) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Company and the Subsidiaries secured by such Liens shall not exceed $4,000,000 at any one time outstanding;

         (e) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Company and its Subsidiaries;

         (f) Liens upon any Property acquired by the Company or any Subsidiary after the date hereof (A) to secure the payment of all or any part of the purchase price of such Property upon the acquisition thereof by the Company or such Subsidiary, or (B) to secure any indebtedness issued, assumed or guaranteed by the Company or any Subsidiary prior to, at the time of, or within 90 days after the acquisition of such Property, which indebtedness is issued, assumed or guaranteed for the purpose of financing all or any part of the purchase price of such Property, provided that (i) in the case of any such acquisition the Lien shall not apply to any Property other than the Property so acquired or purchased and (ii) the aggregate amount of indebtedness so secured by such Liens shall not exceed $15,000,000 at any one time outstanding;

         (g) Liens of or upon any Property (other than inventory and accounts receivable) existing at the time of acquisition thereof by the Company or any Subsidiary and not created in contemplation of such acquisition;

         (h) Liens of or upon any Property of a corporation existing at the time such corporation is merged with or into or consolidated with the Company or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation (or division thereof) as an entirety or substantially as an entirety to the Company or any Subsidiary and not created in contemplation of such transaction, provided that (i) the Lien shall not apply to any Property not subject thereto immediately prior to such merger, consolidation, sale or transfer and (ii) any Lien of or upon any Property existing at the time of acquisition thereof complies with subsection (g) above;

         (i) Liens to secure indebtedness of any Subsidiary to the Company or to another Subsidiary so long as the indebtedness so secured is not related to any indebtedness (other than indebtedness hereunder) of the Company or such other Subsidiary to any Person other than the Company or such other Subsidiary;

         (j) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property subject to such Liens, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings);

         (k) Liens upon any Property of Foreign Subsidiaries securing indebtedness permitted by Section 10.11(c) hereof if and so long as such Subsidiaries are not required to provide Guarantee Agreements hereunder and provided the proceeds of such indebtedness were used to finance their general working capital requirements (including capital expenditures) and their acquisitions to the extent permitted by Section 10.10(k) hereof;

         (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (k), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to th Lien so extended, renewed or replaced;


         (m) Liens not otherwise permitted under this Section 10.12 on Property (other than (i) Property of the Company, (ii) shares of capital stock in any Subsidiary and

     (iii) accounts receivable, inventory and similar working capital assets) securing Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding; and


              (n) Liens upon Property of an Unrestricted Subsidiary to secure credit extended to such Unrestricted Subsidiary to finance its general working capital requirements (including capital expenditures).

     Section 10.13. Dividends and Certain Other Restricted Payments. (a) Restricted Equity Payments. The Company will not during any calendar year (i) declare or pay any dividends on or make any other distributions in respect of any class of its capital stock or any warrant to acquire any such capital stock (other than dividends payable solely in its capital stock) or (ii) directly or indirectly or through any Subsidiary purchase, redeem or otherwise acquire or retire any of its capital stock or an warrant to acquire any such capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of its capital stock) (each such non-excepted declarations or payments of dividends, purchases, redemptions, retirements and distributions in respect to capital stock being herein collectively called a "Restricted Equity Payment") if at the time of such Restricted Equity Payment or immediately after giving effect thereto, (x) any Event of Default or Default shall occur or be continuing or (y) the amount of all Restricted Equity Payments made since the date hereof would exceed 50% of Consolidated Net Income for the period (taken as a single accounting period) commencing on the date hereof and terminating at the last fiscal quarter preceding the date of the Restricted Equity Payment at issue. Notwithstanding the foregoing, this Section shall not apply to nor prohibit any (x) Permitted Company Redemption or (y) payment in any one calendar quarter of a cash dividend aggregating not more than $500,000 in respect of the Company's common stock if at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall occur or be continuing.

     (b) Restricted Subordinated Debt Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly make any payment or other distribution on or in respect of any principal, interest or premium, if any, of any of the Subordinated Debt or otherwise acquire, prepay or retire any Subordinated Debt (such payments, distributions, acquisitions, prepayments or retirements being hereinafter referred to collectively as "Restricted Subordinated Debt Payments") if such Restricted Subordinated Debt Payment would be made prior to the scheduled maturity thereof or prior to any other times required for payment thereof as are in force and effect as of the date hereof if at the time of such Restricted Subordinated Debt Payment or immediately after giving effect thereto, (i) any Event of Default or Default shall occur or be continuing or (ii) Subordinated Debt would be reduced below $125,000,000.

     Section 10.14. Mergers, Consolidations, Leases and Sales. (a) The Company will not, and will not permit any Subsidiary to, sell, transfer, of or otherwise dispose of all or any substantial part of its property, assets or business, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable or be or become liable as lessee of any property theretofore owned by the Company or any Subsidiary; provided, however, that this Section shall not apply to nor prohibit:

              (i) the sale by the Company or any Subsidiary of assets no longer used or useful in the conduct of their respective businesses or from selling inventory in the ordinary course of their respective businesses; or

              (ii) the transfer of any such assets to a Subsidiary of the Company or a Wholly-owned Subsidiary in exchange for all issued and outstanding securities or as an additional contribution to capital thereof.

     A sale or disposition of assets of the Company shall be deemed substantial for the foregoing purposes (i) if such assets are sold below the book value of such assets, such assets constituted 10% or more of the total assets of the Company or (ii) such assets constituted 20% or more of the total assets of the Company.

     (b) The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, provided, however that this Section shall not apply to nor prohibit the merger of any Subsidiary or any other Person acquired as a result of or created to effect an acquisition permitted by Section 10.10(k) hereof into the Company or any other Subsidiary as to which the Company holds either directly or indirectly at least the same percentage equity ownership.

     Section 10.15. Maintenance of Subsidiaries. The Company will not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary other than to the Company or another Wholly-owned Subsidiary, provided that this Section shall not apply to nor operate to prevent:

              (a) the transfer of shares of capital stock of the Company or any Subsidiary as consideration to the transferor in any acquisition permitted by Section 10.10(k) hereof, provided that notwithstanding anything herein to the contrary, the Company shall maintain each of Titan Investment and Titan Credit as a Wholly-owned Subsidiary (except for shares of capital stock of each of Titan Investment and Titan Credit issued, sold or transferred pursuant to Section 10.15(b)); and

              (b) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such Person as a director of such Subsidiary.

     As a condition to establishing or acquiring any Subsidiary, unless the following provisions of this Section otherwise provide, the Company shall (i) cause such Subsidiary to execute a Guarantee Agreement, (ii) cause such Subsidiary to deliver documentation similar to that described in Section 9.1(a) and (b) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and under the Guarantee Agreement in form and substance satisfactory to the Required Banks (including an opinion of counsel for the jurisdiction in which such Subsidiary is organized) and (iii) deliver an updated Schedule 8.2 to reflect the new Subsidiary. Upon its delivery of such Guarantee Agreement, and if and so long thereafter as such Subsidiary is required hereunder to be a

Guarantor, such Subsidiary shall be conclusively deemed to be a direct signatory hereto. Notwithstanding anything herein to the contrary:

              (a) No Guarantee Agreement shall be required from any Domestic Subsidiary if and so long as (i) such Domestic Subsidiary is not a Borrower and (ii) either (x) the aggregate amount of assets of all the Non-Guaranteeing Domestic Subsidiaries (including such Domestic Subsidiary) as of the time of determining whether such guaranty is required would not exceed 5% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company or (y) (1) the Required Banks agree in writing not to require such guaranty and (2) the aggregate amount of assets of all the Non-Guaranteeing Domestic Subsidiaries (including such Domestic Subsidiary) as of the time of determining whether such guaranty is required would not exceed 10% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company (it being understood and agreed that the consent of all the Banks is required to amend this sentence); and

              (b) No Guarantee Agreement shall be required from any Foreign Subsidiary if and so long as (i) such Foreign Subsidiary's assets do not not exceed 10% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company and (ii) the aggregate amount of assets of all the Non-Guaranteeing Subsidiaries (including such Foreign Subsidiary) as of the time of determining whether such guaranty is required would not exceed 35% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company.

     Section 10.16. Company as Operating Company. Notwithstanding Sections 10.10 and 10.14 or any other provision of this Agreement, the assets owned directly by the Company and its Wholly-owned Subsidiaries (other than Unrestricted Subsidiaries) which are Domestic Subsidiaries (without regard to their ownership of equity interests in Subsidiaries) shall at all times constitute the majority of the total consolidated assets of the Company and its Subsidiaries.

     Section 10.17. ERISA. The Company will, and will cause each ERISA Affiliate to, promptly pay and discharge all obligations and liabilities arising under the Code or ERISA of a character which if unpaid or unperformed would result in the imposition of a lien against any of their respective properties or assets or a material obligation to pay money (including, but not limited to any liability to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA), will promptly notify the Banks when the Company becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) which could result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan covering any officers or employees of the Company or any ERISA Affiliate, any benefits of which are, or are required to be, guaranteed by the PBGC (a "Plan") or of receipt of any notice from the PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor. The Company will, and will cause each ERISA Affiliate to, notify the Bank of its or any ERISA Affiliate's intention to terminate any Plan and will not, and will not permit any ERISA Affiliate to, terminate any such Plan, the termination of which will result in a material liability to the Company or any ERISA Affiliate, unless the Company and its ERISA Affiliates shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any estimated liability to the PBGC (as determined by the Plan's independent actuaries) resulting from such termination or withdrawal.

     Section 10.18. Burdensome Contracts with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into (x) any contract, agreement or business arrangement with an Affiliate on terms and conditions which in the aggregate would be reasonably likely to materially adversely affect the business, condition (financial or otherwise), Properties or operations of the Company and the Subsidiaries taken as a whole or (y) any contract, agreement or business arrangement with an Unrestricted Subsidiary on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between persons not affiliated with each other (other than the sale of inventory to an Unrestricted Subsidiary utilizing the Company's standard transfer pricing methods for divisional and intercompany sales as currently utilized by the Company in the ordinary course of the Company's business as presently conducted).

     Section 10.19. Change in Fiscal Year. The Company will not change its fiscal year.

     Section 10.20. Change in the Nature of Business. The Company will not, and will not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

     Section 10.21. Use of Property and Facilities; Environmental, Health and Safety Laws. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all federal, state and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary of the Company. Without limiting the foregoing, the Company will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or from any real property owned or operated by the Company or any of its Subsidiaries. The Company will, and will cause each Subsidiary to, promptly provide the Agent with copies of any notice it receives, or is required to give, with respect to any material non-compliance (or alleged non-compliance) with any such environmental, health or safety laws, rules, regulations or orders.

     Section 10.22. Compliance with Laws. Without limiting any of the other covenants of the Company in this Section 10, the Company will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to comply with any such law, regulation, ordinance or order, including any relating to environmental, health or safety, if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Company or such Subsidiary, as the case may be, or (y) the failure to comply therewith could not in the aggregate have a material adverse effect on the business, operations, Property or financial or other condition of the Company and its Subsidiaries taken as a whole.

     Section 10.23. Use of Loan Proceeds. The Borrowers will use all credit under this Agreement solely (i) to finance general working capital needs, (ii) for general corporate purposes including without limitation acquisitions permitted by Section 10.10(k) hereof, (iii) for repurchases of the Company's common stock permitted hereunder and (iv) to refinance indebtedness of the Company and its Subsidiaries outstanding on the date hereof.

     Section 10.24. Designation of Unrestricted Subsidiaries. The Company will not designate a Subsidiary as an Unrestricted Subsidiary unless immediately prior to such designation no Default or Event of Default has occurred and is continuing and the Company can demonstrate that on a pro forma basis after giving effect to such designation it will continue to comply through the term of this Agreement with all the terms and conditions of the Loan Documents.

     Section 10.25. Year 2000 Assessment. Each Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all of its subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of such Borrower (or of such Borrower and its subsidiaries taken on a consolidated basis). At the request of the Agent, such Borrower will provide the Agent with written assurances and substantiations (including, but not limited to, the result of reports filed with the SEC prepared in the ordinary course of business) reasonably acceptable to the Agent as to the capability of such Borrower and its subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of such Borrower (or of such Borrower and its subsidiaries taken on a consolidated basis).

     Section 10.26. European Monetary Union. (a) If, as a result of the EMU Commencement, (i) any Agreement Currency ceases to be lawful currency of the state issuing the same and is replaced by the Euro or (ii) any Agreement Currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such Agreement Currency (including, without limitation, any Loan to be made under this Agreement) shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU Legislation provides that an amount denominated either in the Euro or in the applicable Agreement Currency can be paid either in Euros or in the applicable Agreement Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable Agreement Currency. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any such Agreement Currency will, except as otherwise provided herein, continue to be payable only in that Agreement Currency.

     (b) Each Borrower shall from time to time, at the request of the Agent, pay to the Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the Euro in any applicable state to the extent attributable to such Bank's obligations hereunder or for the credit which is the subject matter hereof.

     (c) With respect to the payment of any amount denominated in the Euro or in any Agreement Currency, the Agent shall not be liable to the Borrowers or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in any Agreement Currency) to the account with the bank in the principal financial center in the Euro Member which any Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph
(c), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the Euro.

     (d) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

     (e) In addition, this Agreement (including, without limitation, the definition of Eurocurrency Loan) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect such EMU Commencement and change in currency and to put the Banks and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section 10.26, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of any Borrower under this Agreement, any Notes or other Loan Documents.


SECTION 11.         EVENTS OF DEFAULT AND REMEDIES.

     Section 11.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

              (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby or any Reimbursement Obligation, whether at the stated maturity thereof or at any other time provided in any Loan Document; or (ii) default in the payment when due of interest on any Note or any Loan evidenced thereby or any Reimbursement Obligation or in the payment when due of any fee or other Obligation;

               (b) default by a Borrower in the observance or performance of any covenant set forth in Sections 10.1(a), 10.5(d)(i) or (ii), 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19,
     10.23 or 10.24 hereof or default after notice to the Company in the observance of any other covenant set forth in Section 10.5 hereof;

               (c) default by a Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Company (acting on behalf of the Borrowers) by the Agent or any Bank;

               (d) any representation or warranty made herein by any Borrower, or in any statement or certificate furnished pursuant hereto by any Borrower, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;

               (e) the Company or any Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $4,000,000 (other than any judgment for which a financially sound and reputable insurer has admitted liability), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution on such judgment;

               (f) the Company or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within ninety (90) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

               (g) (A) default shall occur in the payment when due (subject to any applicable grace period) of any indebtedness for borrowed money aggregating in excess of $4,000,000 which was incurred, assumed or guaranteed by the Company or any Subsidiary (other than an Unrestricted Subsidiary), or (B) default or the happening of any event shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money aggregating in excess of $4,000,000 was incurred, assume or guaranteed by the Company or any Subsidiary (other than an Unrestricted

     Subsidiary) if the effect of such default is to accelerate, or permit the acceleration of, the maturity of such indebtedness and such default or event continues uncured, unremedied and unwaived beyond any applicable period of grace, or (C) default shall occur in the payment when due (whether at the stated maturity or by acceleration or mandatory prepayment in full but not otherwise) of any indebtedness for borrowed money aggregating in excess of $4,000,000 which was incurred, assumed or guaranteed by any one or more of the Unrestricted Subsidiaries if the Required Banks, in good faith, believe such default could materially and adversely affect the financial condition, business, operations, Properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries (other than the Unrestricted Subsidiaries) taken as a whole;

               (h) any party obligated on any guarantee of any Obligations shall purport to disavow, revoke, repudiate or terminate such guarantee or such guarantee shall be determined to be unenforceable by a court of competent jurisdiction or shall otherwise cease to be in full force and effect other than in accordance with its terms;

               (i) any agreement purporting to subordinate payment of any indebtedness to the prior payment of the Notes or any other Obligations shall be terminated or shall otherwise cease to have any force or effect;

               (j) the Company or any Subsidiary makes any payment on account of the principal of or interest on any indebtedness which payment is prohibited under the terms of any agreement or other instrument subordinating such indebtedness to the Notes or any other Obligations;

               (k) any payment or distribution of principal or interest shall be made on or in respect of, or the Company or any Subsidiary shall acquire, prepay or retire, any indebtedness subordinated to the prior payment of the Notes or other Obligations, in each case prior to the stated maturity thereof or prior to any other times required for payment thereof as are in force and effect as of the date hereof;

               (l) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 11.1(m) hereof; or

               (m) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
     Section 11.1(l)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

     Section 11.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 11.1(l) or (m) has occurred and is continuing, the Agent shall, by notice to the Company (acting on behalf of the Borrowers), (a) if so directed by the Required Banks, terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Banks holding more than 51% of the aggregate Original Dollar Amount of all Loans then outstanding, (1) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all Obligations payable hereunder shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind and (2) enforce any and all rights and remedies available to it under the Loan Documents or applicable law. The Agent, after giving notice to the Company (acting on behalf of the Borrowers) pursuant to Section 11.1 or this Section 11.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 11.3. Bankruptcy Defaults. When any Event of Default described in subsections (l) or (m) of Section 11.1 hereof has occurred and is continuing, then all outstanding Obligations payable hereunder shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.


     Section 11.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 4.7 or under Section 11.2 or 11.3 above, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below. Such prepayment shall be made in U.S. Dollars, unless the Agent elects by notice to the Company (acting on behalf of the Borrowers), that such prepayment with regard to a Letter of Credit denominated in an Alternative Available Currency be made in such Alternative Available Currency.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent and the Banks, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Company, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrowers to the Agent or Banks under the Loan Documents; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall repay to the Company any remaining amounts held in the Account.

     Section 11.5. Expenses. The Borrowers agree to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees (which may include allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the terms hereof or of any Note.


SECTION 12. CHANGE IN CIRCUMSTANCES.

     Section 12.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation or administration thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Company (acting on behalf of the Borrowers), with a copy to the Agent, and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such Eurocurrency Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, that if the affected Eurocurrency Loan was denominated in U.S. Dollars and subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected Eurocurrency Loan from such Bank by means of a Domestic Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank and payments whereon shall be made contemporaneously with payments on the relevant Borrowing of Eurocurrency Loans.

     Section 12.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

               (a) the Agent determines that deposits in U.S. Dollars or Agreement Currencies in the applicable amounts are not being offered to it in the off-shore Eurocurrency market or domestic certificate of deposit market, as applicable, for such Interest Period, or

               (b) any Bank shall advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Bank of funding its Eurocurrency Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Company (acting on behalf of the Borrowers) and the Banks, whereupon, until the Agent notifies the Company (acting on behalf of the Borrowers) that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans shall be suspended. The Banks shall promptly give notice to the Agent, who will promptly give notice to the Company (acting on behalf of the Borrowers), if the circumstance giving rise to such suspension cease to exist.

     Section 12.3. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any obligation to make Committed Loans, or (y) the date of the related Bid, in the case of any Bid Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Ban (or its Lending Office) with any request or directive (whether or not having the force of law if of the type generally complied with by such Bank in accordance with its banking practices) of any such authority, central bank or comparable agency:

               (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its obligation to issue or participate in Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans or its obligation to issue or participate in Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, such as, for example, a change in official reserve requirements, but excluding with respect to any Eurocurrency Loan, any such requirement to the extent included in the Eurocurrency Reserve Percentage used in computing the Adjusted LIBOR for such Loan) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan or its obligation to issue or participate in Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then after demand by such Bank (with a copy to the Agent), the Borrowers shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

     (b) If any Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any Person controlling such Bank as a consequence of such Bank's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank or any Person controlling such Bank with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrowers shall pay to the Agent for the account of such Bank such additional amount or amounts reasonably determined by such Bank as will compensate such Bank for such reduction.

     Section 12.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company (acting on behalf of the Borrowers) and the Agent.

     Section 12.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Fixed Rate Loan that is a Committed Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 13.  THE AGENT.

     Section 13.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Harris Trust and Savings Bank as Agent for the Banks under this Agreement and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The relationship between the Agent and the Banks is and shall be that of Agent and principal only, and nothing contained in this Agreement or any other Loan Document shall be construed to constitute the Agent as a trustee or fiduciary for any Bank, Borrower or Guarantor.

     Section 13.2. Agent and Affiliates. In its capacity as a lender hereunder, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or affiliate of the Borrowers as if it were not the Agent hereunder. The terms Bank and Banks as used in the Loan Documents, unless the context otherwise clearly requires, include the Agent in its individual capacity as a Bank.

     Section 13.3. Action by Agent. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section
11.2. The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrowers.

     Section 13.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 13.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Section 9, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other document believed by it to be genuine or to be signed or sent by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrowers). The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 15.12 hereof.

     Section 13.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expenses (including reasonable counsels' fees and disbursements), claims, demands, actions, losses, obligations, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     Section 13.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 13.8. Resignation or Removal of Agent and Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Company (acting on behalf of the Borrowers) at any time and may be removed by the Required Banks upon thirty (30) days prior written notice to the Agent. Upon any such resignation or removal of the Agent, the Required Banks shall have the right to appoint, with the consent of the Company (acting on behalf of the Borrowers) (and in the case of removal, with the consent of the Bank being removed as Agent, whose consent shall not be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after, as the case may be, the retiring Agent's giving of notice of resignation or if appropriate, the removed Agent's receipt of notice of removal, then the retiring or removed Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof that has a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent or any Agent's removal hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 13.9. Payments. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrowers the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrowers attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrowers will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrowers will have no liability under Section 4.8 hereof with respect to such payment. If any Bank shall fail to fund a Loan which it is obligated hereunder to fund, such Bank shall pay the reasonable attorneys' fees incurred by the Borrower in enforcing its right to borrow such a Loan. However, if it is determined that such Bank was not obligated to fund such Loan, the Borrower shall pay to such Bank any reasonable attorneys' fees incurred by such Bank in defending such an action.

SECTION 14.  THE GUARANTEES.

     Section 14.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor and each Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable for, and guarantees jointly and severally, and each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent and the Banks, and each other holder of the indebtedness guaranteed hereby, the due and punctual payment of all present and future indebtedness of the Borrowers evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, on the Notes and on the Reimbursement Obligations and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by any Borrower punctually to pay any indebtedness or other obligations guaranteed hereby, each Guarantor and each Borrower hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the defaulting Borrower.

     Section 14.2. Guarantee Unconditional. The obligations of each Guarantor and each Borrower as a guarantor under this Section 14 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any other Loan Document except to the extent the obligations of any Guarantor or Borrower under this Section are expressly and specifically modified thereby;

               (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any other Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any other Borrower or of any other Guarantor contained in any Loan Document;

               (d) the existence of any claim, set-off or other rights which any Borrower or any Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

               (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any other Borrower, any other Guarantor or any other Person or Property;

               (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

               (g) any invalidity or unenforceability relating to or against any other Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

               (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Borrowers or the Guarantor under this Section 14.

     Section 14.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Borrower's and each Guarantor's obligations under this
Section 14 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by any Borrower under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or of a Guarantor, or otherwise, each Borrower's and each Guarantor's obligations under this Section 14 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 14.4. Waivers. (a) General. Each Borrower and each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against another Borrower, another Guarantor or any other Person.

     (b) Subrogation and Contribution. Each Guarantor and each Borrower hereby irrevocably waives any claim or other right it may now or hereafter acquire against any other Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 14 or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Bank or any other holder of the indebtedness guaranteed hereby against any other Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

     Section 14.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the Agent and the Banks against each Guarantor under this Section 14 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 14 void or voidable under applicable law, including without limitation fraudulent conveyance law.

     Section 14.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors and the other Borrowers hereunder forthwith on demand by the Agent made at the request of the Required Banks.

SECTION 15.  MISCELLANEOUS.

     Section 15.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 15.1(b) hereof, each payment by the Borrowers and the Guarantors under this Agreement or the other Loan Documents or in respect of the Letters of Credit shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which any Borrower or any Guarantor is domiciled, any jurisdiction from which any Borrower or any Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrowers or such Guarantors, as applicable shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrowers and the Guarantors shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrowers or the Guarantors pay any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrowers or the Guarantors and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrowers or such Guarantor, as applicable, such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrowers had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company (acting on behalf of the Borrowers) in a written notice, directly or through the Agent, to such Bank and
(ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans or the Letters of Credit. Upon the request of the Company, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent a certificate to the effect that it is such United States person.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 15.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Company (acting on behalf of the Borrowers) and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 15.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Loan Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 15.3. Non-Business Day. If any payment of principal or interest on any Note or any fees shall fall due on a day which is not a Business Day, (i) interest at the rate such Note bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such next succeeding Business Day

     Section 15.4. Documentary Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to any Loan Document, the Applications or the Letters of Credit, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 15.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 15.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 4.8, Section 12.3 and Section 15.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other Obligations hereunder.

     Section 15.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 15.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

     Section 15.8. Notices. Except as otherwise specified herein, all notices under the Loan Documents shall be in writing (including cable, telecopy, telex or other electronic communication) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Company (acting on behalf of the Borrowers), given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt.

Notices under the Loan Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof, and to the Company (acting on behalf of the Borrowers) and the Guarantors to:

                                   Titan International, Inc.
                                   2701 Spruce Street
                                   Quincy, Illinois  62301
                                   Attention:  General Counsel
                                   Telecopy:  (217) 228-3040
                                   Telephone:  (217) 228-6011

                                   with a copy to:

                                   Schmiedeskamp, Robertson, Neu & Mitchell
                                   525 Jersey
                                   P.O. Box 1069
                                   Quincy, Illinois  62306
                                   Attention:  William M. McCleery, Jr.

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 15.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 15.8 or on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, three Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this Section
15.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt and notices described in clauses (i), (ii), (iii), and (v) above that are received after normal business hours will be deemed received at the opening of business on the next Business Day.

     Section 15.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 15.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrowers may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Banks.

     Section 15.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that (i) no such participation shall relieve any Bank of any of its obligations under this Agreement, (ii) no Bank shall agree with such participant not to exercise any of its rights hereunder without the consent of such participant except for rights which under the terms hereof may only be exercised by all Banks and (iii) no such participant shall have any direct rights under this Agreement except as provided in this Section 15.11, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers and Guarantors under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 4.8 and
Section 12.3 hereof. Each Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 15.11 any financial or other information pertaining to the Borrowers or any Guarantor.

     Section 15.12. Assignment Agreements. Each Bank may, from time to time upon at least five Business Days' notice to the Agent, assign to other commercial lenders or a Federal Reserve Bank part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Bank, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to written agreements executed by such assigning Bank, such assignee lender or lenders, the Borrowers and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning Bank to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitments, Term Commitments, Loans, Notes and interests in Letters of Credit; (ii) unless the Agent and the Company otherwise consent, the aggregate amount of the Commitments, Loans, Notes and interests in the Letters of Credit of the assigning Bank being assigned to such assignee lender pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $10,000,000 and shall be an integral multiple of $5,000,000; (iii) each Bank shall maintain for its own account at least $10,000,000 of its Commitment or assign all of its Commitment; (iv) the Agent and the Company (acting on behalf of the Borrowers) must each consent (except for assignments to a Federal Reserve Bank), which consent shall not be unreasonably withheld, to each such assignment to a party which was not an original signatory of this Agreement or an Affiliate of such a signatory, provided, that so long as an Event of Default has occurred and is continuing, the consent of each Borrower to such an assignment shall not be required; and (v) the assignee lender must pay to the Agent a processing and recordation fee of $2,500. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Company (acting on behalf of the Borrowers) and the Agent and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the indebtedness of the

Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitments assumed by such other Bank and (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver Notes to the assignee Bank in the amount of its Commitment and Term Commitment and new Notes to the assigning Bank in the amounts of its Commitment and Term Commitment after giving effect to the reduction occasioned by such assignment, such Notes to constitute "Notes" for all purposes of this Agreement. Upon its receipt of such Notes, the assigning Bank shall return its old Notes to the Borrowers marked canceled.

     Section 15.13. Amendments. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

               (i) no amendment or waiver pursuant to this Section 15.13 shall
     (A) increase the Commitment of any Bank without the consent of such Bank or
     (B) reduce the amount of or postpone any fixed date scheduled for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder or (C) extend the Termination Date without the consent of each Bank;

               (ii) no amendment or waiver pursuant to this Section 15.13 shall, unless signed by each Bank, change any provision of Sections 9.1, 9.2, 9.3 or 11 hereof, or the requirements for provision of Guarantee Agreements in the last paragraph of Section 10.15 hereof, or this Section 15.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Loan Documents; and

               (iii) no amendment or waiver pursuant to this Section 15.13 shall, without the prior written consent of each Bank, materially modify
     Section 14 hereof or a Guarantee Agreement or release a Subsidiary from its Guarantee Agreement or release the stock pledged in lieu of such a guaranty; provided, however, that (i) the Agent may upon the Company's request, without the consent of any other Bank, release a Subsidiary from its Guarantee Agreement or release the stock pledged in lieu of such a guaranty if (x) at the time of such release and immediately after giving effect thereto, such Subsidiary would not have been required under Section
     10.15 hereof to provide such a guaranty or pledge if one had not already been delivered, (y) no consent from any Bank was required under Section
     10.15 to waive the requirement that such Subsidiary provide a guaranty or pledge and (z) no Default or Event of Default would occur or be continuing, and (ii) if the Required Banks so consent in writing, the Agent may release a Subsidiary from its Guarantee Agreement or release the stock pledged in lieu of such a guaranty if (x) the Required Banks would in accordance with
     Section 10.15 hereof then have the right thereunder to waive the requirement for such Subsidiary's delivery of such guaranty or pledge had one not already been delivered and (y) no Default or Event of Default shall occur or be continuing at the time of such release or immediately after giving effect thereto.

     Section 15.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 15.15. Legal Fees, Other Costs and Indemnification. The Borrowers agree to pay all reasonable costs and expenses of the Agent in connection with the preparation and execution of and any amendment, waiver or consent related to the Loan Documents. The Borrowers further agree to indemnify each Bank, the Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification or (ii) for costs or liabilities incurred in suits which are exclusively among the Banks or the Banks and the Agent regarding damages not caused by the Borrowers or any Guarantor. The Borrowers, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified or is for such suit exclusively among the Banks or the Banks and the Agent.

     Section 15.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any
Note is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to the Borrowers, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank (or any affiliate thereof) or that subsequent holder to or for the credit or the account of the Borrowers or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of any Borrower or any Guarantor to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 11 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 15.17. Currency. Each reference in this Agreement to U.S. Dollars or to an Agreement Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrowers in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 15.18. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder or under the Applications in the currency expressed to be payable herein or under the Applications (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Business Day following receipt, such Bank or the Agent, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the applicable Bank or the Agent in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 15.7 hereof, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrowers.

     Section 15.19. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

     Section 15.20. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     Section 15.21. PERSONAL JURISDICTION.

     (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), THE AGENT, THE BANKS, THE BORROWERS AND THE GUARANTORS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK

COUNTY, ILLINOIS, BUT EACH OF THE AGENT, THE BANKS THE BORROWERS AND THE GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWERS AND THE GUARANTORS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (b) OTHER JURISDICTIONS. THE BORROWERS AND THE GUARANTORS AGREE THAT THE AGENT AND EACH OF THE BANKS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS AND THE GUARANTORS OR THEIR PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT OR ANY BANK TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY BANK. THE BORROWERS AND THE GUARANTORS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE AGENT OR ANY BANK TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY BANK. THE BORROWERS AND THE GUARANTORS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY BANK HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

     SECTION 15.22. WAIVER OF JURY TRIAL. EACH BORROWER, EACH GUARANTOR, THE AGENT AND EACH BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT OR ANY BANK AND ANY BORROWER OR ANY GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWERS, THE GUARANTORS, THE AGENT AND THE BANKS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 15.23. WAIVER OF BOND. EACH BORROWER AND EACH GUARANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE AGENT OR ANY BANK IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON ANY SECURITY FOR THE NOTES AND ANY OTHER OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY BANK, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE AGENT OR ANY BANK AND ANY BORROWER OR GUARANTOR.

     SECTION 15.24. ADVICE OF COUNSEL. EACH BORROWER AND EACH GUARANTOR REPRESENTS TO THE AGENT AND EACH BANK THAT IT HAS DISCUSSED THIS AGREEMENT WITH ITS LAWYERS.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of this 17th day of September, 1998.


                                       TITAN INTERNATIONAL, INC.



                                       By /s/ Kent W. Hackamack
                                         ----------------------------------
                                       Name: Kent W. Hackamack
                                            -------------------------------
                                       Title: V.P. of Finance and Treasurer
                                             ------------------------------


                                       TITAN INVESTMENT CORPORATION



                                       By /s/ Kent W. Hackamack
                                         ----------------------------------
                                       Name:  Kent W. Hackamack
                                            -------------------------------
                                       Title: Treasurer
                                             ------------------------------


                                       TITAN CREDIT CORPORATION



                                       By /s/ Kent W. Hackamack
                                         ----------------------------------
                                       Name:  Kent W. Hackamack
                                            -------------------------------
                                       Title: President
                                             ------------------------------

        Accepted and Agreed to as of the day and year last above written.


111 West Monroe Street                   HARRIS TRUST AND SAVINGS BANK,
Chicago, Illinois  60690                    in its individual capacity as a Bank
Attention:  James H. Colley                 and as Agent
Telecopy:  (312) 293-5041
Telephone:  (312) 461-6876
                                         By /s/ James H. Colley
                                           ------------------------------------

Commitment:  $35,000,000                    Name: James H. Colley
                                                 ------------------------------

                                            Title:   Vice President




Lending Offices:

   Domestic Rate Loans:                      111 West Monroe Street
                                             Chicago, Illinois  60690

   Eurocurrency Loans:                       Nassau Branch
                                             c/o 111 West Monroe Street
                                             Chicago, Illinois  60690

   Bid Loans:                                111 West Monroe Street
                                             Chicago, Illinois  60690

One First National Plaza                     THE FIRST NATIONAL BANK OF CHICAGO
Mail Suite 0088
Chicago, Illinois  60670
Attention:  Karen Kaizer
Telecopy:  (312) 732-5161                    By /s/ Cheryl A. McCabe
Telephone:  (312) 732-2330                     ---------------------------------

                                                Name: Cheryl A. McCabe
                                                     ---------------------------

                                                Title: Assistant Vice President
                                                       -------------------------

Commitment: $30,000,000






Lending Offices:

   Domestic Rate Loans:                      One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois  60670

   Eurocurrency Loans:                       One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois  60670

   Bid Loans:                                One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois  60670

233 S. Wacker Drive, Suite 2800              NATIONSBANK, N.A.
Chicago, Illinois  60606
Attention:  Mary Carol Daly
Telecopy:  (312) 234-5601                    By /s/ Mary Carol Daly
Telephone:  (312) 234-5618                     ---------------------------------
                                               Name: Mary Carol Daly
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------

Commitment: $30,000,000



Lending Offices:

   Domestic Rate Loans:                      Independence Center
                                             101 N. Tryon Street
                                             NC 1-001-15-05
                                             Charlotte, North Carolina  28255
                                             Attention:  Carole Greene


  Eurocurrency Loans:                        Independence Center
                                             101 N. Tryon Street
                                             NC 1-001-15-05
                                             Charlotte, North Carolina  28255
                                             Attention:  Carole Greene


   Bid Loans:                                Independence Center
                                             101 N. Tryon Street
                                             NC 1-001-15-05
                                             Charlotte, North Carolina  28255
                                             Attention:  Carole Greene

 Comerica Tower                              COMERICA BANK
 Detroit Center
 500 Woodward Avenue
 Detroit, Michigan  48226                    By /s/ Gregory N. Block
 Attention:  Gregory Block                     ---------------------------------
 Telecopy:  (313) 222-9516
 Telephone:  (313) 222-7006                    Name: Gregory N. Block
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------

 Commitment: $35,000,000



 Lending Offices:

   Domestic Rate Loans:                      Comerica Tower
                                             Detroit Center
                                             5000 Woodward Avenue
                                             Detroit, Michigan  48226

   Eurocurrency Loans:                       Comerica Tower
                                             Detroit Center
                                             5000 Woodward Avenue
                                             Detroit, Michigan  48226

   Bid Loans:                                Comerica Tower
                                             Detroit Center
                                             5000 Woodward Avenue
                                             Detroit, Michigan  48226

25 Park Place                                SUNTRUST BANK, ATLANTA
24th Floor - Mail Code 118
Atlanta, Georgia 30303
Attention:  Linda L. Dash                    By /s/ Linda L. Dash
Telecopy:  (404) 658-4905                      ---------------------------------
Telephone:  (404) 658-4923
                                               Name: Linda L. Dash
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------

Commitment: $30,000,000
                                             By /s/ Charles C. Pick
                                               ---------------------------------

                                               Name: Charles C. Pick
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------



Lending Offices:

   Domestic Rate Loans:                      25 Park Place
                                             24th Floor
                                             Atlanta, Georgia 30303

   Eurocurrency Loans:                       25 Park Place
                                             24th Floor
                                             Atlanta, Georgia 30303


   Bid Loans:                                25 Park Place
                                             24th Floor
                                             Atlanta, Georgia 30303

135 South LaSalle Street                     ABN AMRO BANK N.V.
Chicago, Illinois  60674-9135
Attention:  David Sagers
Telecopy:  (312) 606-8425                    By /s/ David C. Sagers
Telephone:  (312) 904-2854                     ---------------------------------

                                               Name: David C. Sagers
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------

Commitment: $30,000,000
                                             By /s/ John J. Mack
                                               ---------------------------------

                                               Name: John J. Mack
                                                    ----------------------------

                                               Title: Vice President
                                                     ---------------------------



Lending Offices:

   Domestic Rate Loans:                      135 South LaSalle Street
                                             Chicago, Illinois  60674-9135

   Eurocurrency Loans:                       135 South LaSalle Street
                                             Chicago, Illinois  60674-9135


   Bid Loans:                                135 South LaSalle Street
                                             Chicago, Illinois  60674-9135

2777 Inkster Road 10-36                      MICHIGAN NATIONAL BANK
Farmington Hills, Michigan  48333
Attention:  Joe Redoutey
Telecopy:  (248) 473-4345                    By /s/ Joseph M. Redoutey
Telephone:  (248) 473-4334                     ---------------------------------

                                               Name: Joseph M. Redoutey
                                                    ----------------------------

                                               Title: Relationship Manager
                                                     ---------------------------

Commitment: $20,000,000



Lending Offices:

   Domestic Rate Loans:                      2777 Inkster Road 10-36
                                             Farmington Hills, Michigan  48333

   Eurocurrency Loans:                       2777 Inkster Road 10-36
                                             Farmington Hills, Michigan  48333

   Bid Loans:                                2777 Inkster Road 10-36
                                             Farmington Hills, Michigan  48333

Central Division                             THE BANK OF NEW YORK
1 Wall Street
New York, New York  10286
Attention:  John Lokay
Telecopy:  (212) 635-1208                    By /s/ R. Wes Towns
Telephone:  (212) 635-1172                     ---------------------------------

                                               Name: R. Wes Towns
                                                    ----------------------------

                                               Title: Senior Vice President
                                                     ---------------------------

Commitment: $20,000,000



Lending Offices:

   Domestic Rate Loans:                      1 Wall Street
                                             New York, New York  10286


   Eurocurrency Loans:                       1 Wall Street
                                             New York, New York  10286


   Bid Loans:                                1 Wall Street
                                             New York, New York  10286

                                             FIRSTAR BANK MILWAUKEE, N.A.
777 E. Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  John Falb                        By /s/ John R. Falb
Telecopy:  (414) 765-4632                      ------------------------------
Telephone:  (414) 765-6041
                                               Name: John R. Falb
                                                    -------------------------

                                               Title: Vice President
                                                     ------------------------

Commitment: $20,000,000



Lending Offices:

   Domestic Rate Loans:                      777 East Wisconsin Avenue
                                             Milwaukee, Wisconsin  53202

   Eurocurrency Loans:                       777 East Wisconsin Avenue
                                             Milwaukee, Wisconsin  53202

   Bid Loans:                                777 East Wisconsin Avenue
                                             Milwaukee, Wisconsin  53202

                                    EXHIBIT A


                                 COMMITTED NOTE



                                                            September 17, 1998

         FOR VALUE RECEIVED, the undersigned, Titan International, Inc., an Illinois corporation (the "Company"), Titan Investment Corporation, an Illinois corporation ("Titan Investment") and Titan Credit Corporation, a Nevada corporation ("Titan Credit") (the Company, Titan Investment and Titan Credit are referred to collectively herein as the "Borrowers") jointly and severally promise to pay to the order of ________________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrowers under its Commitment pursuant to the Credit Agreement and with each Committed Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Committed Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books and records or on the schedule attached to this Note, which is a part hereof, each Committed Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Committed Loan is a Domestic Rate Loan or a Eurocurrency Loan and the interest rate and Interest Period applicable thereto. The record thereof, whether shown on such books and records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Committed Loans made pursuant to the Credit Agreement together with accrued interest thereon.

         This Committed Loan Note is one of the Notes referred to in the Credit Agreement dated as of September 17, 1998, among the Borrowers, Harris Trust and Savings Bank as Agent and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All capitalized terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to choice of law doctrine.

         Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.


                                             TITAN INTERNATIONAL, INC.



                                             By_______________________________

                                              Name:___________________________

                                              Title:__________________________


                                             TITAN INVESTMENT CORPORATION



                                             By_______________________________

                                              Name:___________________________

                                              Title:__________________________


                                             TITAN CREDIT CORPORATION



                                             By_______________________________

                                              Name:___________________________

                                              Title:__________________________

                                    EXHIBIT B


                                    BID NOTE


                                                            September 17, 1998

         FOR VALUE RECEIVED, the undersigned, Titan International, Inc., an Illinois corporation (the "Company"), Titan Investment Corporation, an Illinois corporation ("Titan Investment") and Titan Credit Corporation, a Nevada corporation ("Titan Credit") (the Company, Titan Investment and Titan Credit are referred to collectively herein as the "Borrowers") jointly and severally promise to pay to the order of ________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrowers pursuant to the Credit Agreement and with each Bid Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books and records or on the schedule attached to this Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances thereof from time to time outstanding hereon and the interest rate and Interest Period applicable thereto. The record thereof, whether shown on such books and records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Bid Loans made pursuant to the Credit Agreement together with accrued interest thereon.

         This Bid Note is one of the Notes referred to in the Credit Agreement dated as of September 17, 1998, among the Borrowers, Harris Trust and Savings Bank as Agent and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All capitalized terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to choice of law doctrine.

         At any time and from time to time, the Bank may assign or otherwise transfer (in whole or in part) to any Person this Note or any Loan hereunder.

         This Note may be declared due prior to the expressed maturity hereof on the terms and in the manner provided for in the Credit Agreement.

         The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.


                                             TITAN INTERNATIONAL, INC.



                                             By
                                              Name:_____________________________

                                              Title:____________________________


                                             TITAN INVESTMENT CORPORATION



                                             By
                                              Name:_____________________________

                                              Title:____________________________


                                             TITAN CREDIT CORPORATION



                                             By
                                              Name:_____________________________

                                              Title:____________________________

                                    EXHIBIT C

                          BID LOAN REQUEST CONFIRMATION


                                     [Date]


Harris Trust and Savings Bank
  as Agent for the Banks party
  to the Credit Agreement
  referred to below

Attention:

         The undersigned, Titan International, Inc. (the "Company") refers to the Credit Agreement dated as of September 17, 1998 (the "Credit Agreement"), among the Borrowers, the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company hereby confirms that it has, on the date hereof, given you notice pursuant to Section 3.2 of the Credit Agreement that it requests for the relevant Borrower a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

         (A)   Date of Bid Loan Borrowing(1)
                                                                    ------------
         (B)   Aggregate Principal Amount of Bid Loan Borrowing(2)
                                                                    ------------
         (C)   Interest Period(3)
                                                                    ------------

                                                                    ------------

                                                                    ------------
         (D)   If applicable, maximum amount
                                                                    ------------
                  requested for each Interest Period(4)
                                                                    ------------

                                                                    ------------
         (E)   Name of Borrower requesting Bid Loan
                                                                    ------------


-------------------
(1) The Bid Loan Request Confirmation must be received on a Business Day by the Facility Agent not later than 2:00 p.m. (Chicago time) one (1) Business Day before the proposed Borrowing Date.

(2)      Not less than $2,000,000 and in integral multiples of $500,000.

(3) Which shall be no more than 180 days or less than 7 days and shall end not later than the applicable Termination Date.

(4) May not exceed amount in (B) for any Interest Period and for each Interest Period must be not less than $2,000,000 and in integral multiples of $500,000.

                  Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrowers shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Section 8 thereof.


                                             Very truly yours,


                                             TITAN INTERNATIONAL, INC.



                                             By
                                              Its_______________________________

                                    EXHIBIT D


                                INVITATION TO BID


[Name of Bank]                                                            [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 17, 1998 (the "Credit Agreement") among Titan International, Inc. (the "Company"), Titan Investment Corporation, Titan Credit Corporation, the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company made a Bid Loan Request on _________________, 19__ pursuant to Section 3.2 of the Credit Agreement for a Bid Loan to ____________, and in that connection you are invited to submit a Bid by ___[Date]___. Your Bid must comply with Section 3.2 of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

              (A)      Date of Proposed Bid Loan Borrowing     __________

              (B)      Aggregate Principal Amount
                       of Bid Loan Borrowing                   Interest
                                                               Periods

                       1.       ___________________            ______________

                       2.       ___________________            ______________

                       3.       ___________________            ______________


              (C) The Bid must be received by Harris Bank not later than 9:30 a.m. (Chicago time) on the proposed Borrowing Date.


                                             Very truly yours,

                                             HARRIS TRUST AND SAVINGS BANK
                                              as Agent for the Banks



                                             By
                                              Its_______________________________

                                    EXHIBIT E


                               CONFIRMATION OF BID

                                     [Date]

 Harris Trust and Savings Bank
  as Agent for the Banks party to the
  Credit Agreement referred to below

Attention:

         The undersigned, [NAME OF BANK], refers to the Credit Agreement dated as of September 17, 1998 (the "Credit Agreement") among Titan International, Inc. (the "Company"), Titan Investment Corporation, Titan Credit Corporation [__], the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 3.2 of the Credit Agreement for a Bid Loan to _____________, in response to the Bid Loan Request made by the Company on ____________, 19__, and in that connection sets forth below the terms on which such Bid is made:

         Date of proposed Bid Loan Borrowing: ___________________(1)



          PRINCIPAL               INTEREST                             INTEREST
           AMOUNT(2)               PERIOD(3)                             RATE(4)




                                     Very truly yours,

                                     [NAME OF BANK]



                                     By
                                       Its______________________________________


------------------------
(1)      As specified in the related Invitation to Bid.

(2) Principal amount bid for each Interest Period may not exceed the principal amount requested by the Borrower or the maximum amount requested for that Interest Period, if less. Bids must be made in a minimum amount of $2,000,000 and in integral multiples of $500,000.

(3) Up to 180 days and not less than 7 days, as specified in the related Invitation to Bid.

(4) Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed.

                                    EXHIBIT F


                           NOTICE OF ACCEPTANCE OF BID

[Name of Bank]                                                            [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 17, 1998 (the "Credit Agreement") among Titan International, Inc. (the "Company") Titan Investment Corporation, Titan Credit Corporation, the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company made a Bid Loan Request on ________________, 19__ pursuant to Section 3.2 of the Credit Agreement for a Bid Loan to _________, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

         (A)   Date of Bid Loan Borrowing          __________

         (B)   Principal Amount of Bid Loan(s)     __________


         (C)   Your Bid accepted:



                                       Interest
         Amount:    _________          Period:   _________    Rate:    _________

                    _________                    _________             _________

                    _________                    _________             _________


         (D)  Aggregate winning bids:

                                       Interest
         Amount:    _________          Period:   _________    Rate:    _________

                    _________                    _________             _________

                    _________                    _________             _________



                                                 Very truly yours,

                                                 HARRIS TRUST AND SAVINGS BANK
                                                    as Agent for the Banks



                                                 By
                                                   Its__________________________

                                    EXHIBIT G


                            NOTICE OF PAYMENT REQUEST


                                     [Date]

[Name of Bank]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 17, 1998 among Titan International, Inc., Titan Investment Corporation, Titan Credit Corporation, the Banks named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrowers have failed to pay Reimbursement Obligations in the amount of ________________. Your Bank's Percentage of the unpaid Reimbursement Obligation is _____________] or [Harris Trust and Savings Bank has been required to return a payment by a Borrower of a Reimbursement Obligation in the amount of _________________. Your Bank's Percentage of the returned Reimbursement Obligations is ________________.]


                                               Very truly yours,

                                               HARRIS TRUST AND SAVINGS BANK



                                               By
                                                Its_____________________________

                                    EXHIBIT H


                             COMPLIANCE CERTIFICATE



To:  The Banks parties to the
     Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 17, 1998, among Titan International, Inc. (the "Company"), Titan Investment Corporation, Titan Credit Corporation, the Banks party thereto and Harris Trust and Savings Bank as Agent for the Banks (as amended, the "Agreement"). Unless otherwise defined herein, the capitalized terms used in this Compliance Certificate have the meaning ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _______________________________ of the
Company;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:


          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ______________, 19___.


                                                     ___________________________

                                   SCHEDULE I

                            TITAN INTERNATIONAL, INC.

         COMPLIANCE CALCULATIONS FOR SEPTEMBER 17, 1998 CREDIT AGREEMENT

                    CALCULATIONS AS OF _______________, 19__


A.   MINIMUM TANGIBLE NET WORTH (SECTION 10.7)


     1.   $135,000,000                                              $135,000,000

     2.   Consolidated Net Income for each
          fiscal year (commencing with the
          year beginning on 1/1/98)               $
                                                   ---------
     3.   50% of Line 2 Amount                                      $
                                                                     -----------
     4.   Cash proceeds of public offering (net
          of expenses as set forth in
          Section 10.7)                           $
                                                   ---------
     5.   75% of Line 4 Amount                                      $
                                                                     -----------
     6.   Sums of Lines 1, 3 and 5 ("Required Amount")              $
                                                                     -----------
     7.   Tangible Net Worth                                        $
                                                                     -----------
     8.   As set forth in Section 10.7,
          Tangible Net Worth
          (Line 7) must not be
          less than the required amount
          (Line 6). Company is in Compliance?

          (CIRCLE YES OR NO)                                              YES/NO
                                                                          ======

B.    INTEREST COVERAGE (SECTION 10.8)

     1.       Consolidated Net Income as defined
                                                         ----------
     2.       Amounts deducted in arriving at
              Consolidated Net Income in respect
              of:
              (A)     Interest Expense
                                                ----------
              (B)     Federal, State and Local
                      Income Tax Expense
                                                ----------
     3.       Sum of Lines 1, 2(a) and 2(b) ("EBIT")
                                                                     -----------
     4.       Interest Expense as defined
                                                                     -----------
     5.       Ratio of EBIT (Line 3) to Interest
              Expense (Line 4) ("Interest Coverage
              Ratio")                                                         :1
                                                                     -----------
     6.       As listed in Section 10.8, the Interest
              Coverage Ratio must not be less than
                                                                              :1
                                                                     -----------
     7.       Company is in compliance? (Circle
              Yes or No)
                                                                        YES/NO
                                                                     ===========


C.    Total Funded Debt to EBITDA (SECTION 10.9)


     1.       Total Funded Debt as defined                          $
                                                                     -----------
     2.       EBIT (from Line B3 above)
                                                         ----------
     3.       Amounts deducted in arriving at
              EBIT in respect of depreciation of
                                                         ----------
              fixed assets and amortization of
              intangibles

     4.       Sum of Lines 2 and 3 ("EBITDA")
                                                                     -----------
     5.       Ratio of Total Funded Debt (Line 1)
              to EBITDA (Line 4)                                              :1
                                                                     -----------

     6.       Was there Subordinated Debt of the
              Company outstanding at end of the
              relevant calendar quarter in an
              aggregate amount in excess of
              $125,000,000                                              Yes/No
                                                                     ===========




     7.       As listed in Section 10.9, the Line 5
              Ratio must not be more than                                  5.0:1
                                                                     ===========

     8.       Company is in compliance? (Circle
              yes or no)                                                Yes/No
                                                                     ===========


D.    INVESTMENTS, LOANS, ADVANCES AND GUARANTIES (SECTION 10.10)


     1.       Investments, loans, advances and
              guaranties not prohibited by
              Section 10.10


     2.       COMPANY IS IN COMPLIANCE? (CIRCLE                         Yes/No
              YES OR NO)                                             ===========


E.    INDEBTEDNESS (SECTION 10.11)


     1.       Indebtedness in respect of judgments
              and awards which have not been
              stayed or appealed in accordance with
              Section 10.11(d)

     2.       Is the amount of Indebtedness listed
              in Line 1 above in excess of                              Yes/No
              $4,000,000 (Circle yes or no)                          ===========

     3.       Subordinated Debt of the Company
              outstanding

     4.       Is the outstanding Subordinated Debt                      Yes/No
              of the Company less than                               ===========
              $125,000,000 (Circle yes or no)

     5.       Indebtedness outstanding pursuant to
              Section 10.11(i)

     6.       Is the indebtedness outstanding                           Yes/No
              pursuant to Section 10.11(i) in excess of              ===========

              $75,000,000 (Circle  yes or no)

F.     DIVIDENDS AND CERTAIN OTHER RESTRICTED EQUITY PAYMENTS (SECTION 10.13(A))


     1.       Check either (a) or (b)

              (a)   The Company has not made                         ___________
                    any Restricted Payments (as                           1(a)
                    defined in Section 10.13)
                    during the period covered by
                    this Certificate

              (b)   The Company has made
                    Restricted Payments during                       ___________
                    the period covered by this                           1(b)
                    Certificate

                    (i)  Enter the aggregate
                         amount of such Restricted
                         Payments                                   $___________
                                                                        1(b)(i)
     2.       If line 1(b) is checked, complete the
              following:

              (a)   After making the Restricted       ____________   ___________
                    Payments referred to above,          True          *False
                    no Default or Event of Default
                    has occurred or is continuing
                    (Check Either True Or False)

              (b)   Consolidated Net Income for                     $___________
                    the period commencing 1/1/98                        2(b)
                    and  terminating at the last
                    fiscal quarter preceding the
                    date of such Restricted
                    Payments

              (c)   50% Line 2(b) Amount                            $___________
                                                                        2(c)

              (d)   Aggregate amount of the           ____________   ___________
                    Restricted Payments (shown            True         *False
                    on Line 1(b)(i) does not
                    exceed the amount shown on
                    Line 2(C).  (Check either True
                    or False)


         * If this item is checked, the Company has defaulted in its observance of the covenant set forth in Section 10.13 and triggered an Event of Default under Section 11.1(b).

                                    Exhibit I


                               Guarantee Agreement

                                                                 _______________
                                                                 , 19___

HARRIS TRUST AND SAVINGS
BANK, as Agent for the Banks
party to the Credit Agreement
dated as of September 17, 1998
among Titan International,
Inc., Titan Investment Corporation,
Titan Credit Corporation,
certain Guarantors, such Banks
and such Agent (the "Credit
Agreement")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [NAME OF GUARANTOR], a [JURISDICTION OF INCORPORATION] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 14 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto. Accordingly, the undersigned hereby unconditionally agrees that it shall for all purposes be conclusively deemed to be a direct signatory to the Credit Agreement.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                                Very truly yours,

                                                [NAME OF GUARANTOR]


                                                By
                                                Name ___________________________
                                                Title __________________________

                                    EXHIBIT J

                             EMPLOYEE BENEFIT PLANS

Obligations under United States Federal law to provide COBRA continuation coverage to terminated employees, which may result in a claim against the following self insured plans of the Company (with a limit of $35,000 per employee):

        Can-Am Industries, Inc. - Employee's Health Care Plan

                                    EXHIBIT K

                           FORM OF OPINION OF COUNSEL

                                    EXHIBIT L


                        CERTIFICATE REGARDING PROJECTIONS


To:      The Banks parties to the
         Credit Agreement Described Below

         This Certificate is furnished pursuant to that certain Credit Agreement dated as of September 17, 1998, among Titan International, Inc. (the "Company"), Titan Investment Corporation and Titan Credit Corporation, the Banks party thereto and Harris Trust and Savings Bank as Agent for the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.    I am the duly elected _______________________________ of the
Company;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial projections (the "Projections").

          3. The Projections have been prepared on a basis consistent with the Company's historical financial statements and records, together with the assumptions set forth in the Projections.

          4. The Projections reflect the reasonable analysis of the Company's management and does not reflect results or financial conditions which are more favorable in any material respect than such management's reasonable expectations as to the matters set forth therein.

         The foregoing certifications, together with the financial projections delivered with this Certificate in support hereof, are made and delivered this ______ day of ______________, 19___.

                                                        ________________________

                                 SCHEDULE 1.2(a)


                            FORMS OF APPLICATION FOR
                            STANDBY LETTERS OF CREDIT

                                 SCHEDULE 1.2(b)


                            FORMS OF APPLICATION FOR
                          COMMERCIAL LETTERS OF CREDIT

                                  SCHEDULE 8.2


                    SUBSIDIARIES OF TITAN INTERNATIONAL, INC.




                                                   JURISDICTION OF
                    NAME                            INCORPORATION                               PERCENTAGE OF OWNERSHIP

    Automotive Wheels, Inc.                                 California                     100% - Non-operational, leasing
                                                                                         building and equipment to 3rd party

    Titan Credit Corporation                                  Nevada                                        100%

    Titan Distribution, Inc.                                 Illinois                                       100%

    Titan Transportation, Inc.                               Illinois                                       100%

    Dyneer Corporation                                       Delaware                              100% - Holding Company

    Dico, Inc.                                               Delaware                       100% by Dyneer Corporation Non-
                                                                                                        operational

    Titan Wheel Corporation                                  Illinois                              100% - Holding Company

    Titan Wheel Corporation                                  Illinois                     100% by Titan Wheel Corporation
       of Illinois                                                                         (formerly a division of Titan
                                                                                                  International, Inc.)

    Titan Wheel Corporation                                    Iowa                       100% by Titan Wheel Corporation
       of Iowa                                                                             (formerly a division of Titan
                                                                                                  International, Inc.)

    Titan Wheel Corporation                                    Ohio                           100% by Titan Wheel Corporation
       of Ohio

    Titan Wheel Corporation                               South Carolina                  100% by Titan Wheel Corporation
       of South Carolina                                                                   (formerly a division of Titan
                                                                                                International, Inc.)

    Titan Wheel Corporation                                  Wisconsin                    100% by Titan Wheel Corporation
       of Wisconsin                                                                         (formerly under Dico, Inc.)

    Titan Wheel Corporation                                  Virginia                  100% by Titan Wheel Corporation
       of Virginia                                                                          (formerly T.D. Wheel Company
                                                                                                    of Virginia)




    Titan Wheel Corporation                                   Nevada                     100% by Titan Wheel Corporation of
       of Nevada                                                                        Virginia (formerly T.D. Wheel, Inc.)

    Titan Investment Corporation                             Illinois                                       100%

    Titan Tire Corporation                                   Illinois                          100% by Titan Investment
                                                                                                       Corporation

    Titan Tire Corporation                                     Ohio                            100% by Titan Investment
       of Ohio                                                                                         Corporation

    Titan Tire Corporation                                   Delaware                          100% by Titan Investment
       of Tennessee                                                                          Corporation (formerly Dico
                                                                                                       Tire, Inc.)

    Titan Tire Corporation                                     Texas                           100% by Titan Investment
       of Texas                                                                                     Corporation

    Titan Wheel & Tire Foreign Sales                         Barbados                                       100%
       Corporation
       Titan International                                   Australia                                      100%
       Australia, PTY, Ltd.

    FUNSA                                                     Uruguay                                       81%

    Titan Luxemburg, Sarl.                                   Luxenburg                                      100%

    Dyneer Holdings, Ltd.                               Republic of Ireland                    100% by Titan Luxemburg, Sarl.
                                                        (Ireland Resident)

    Bengower                                        Republic of Ireland (Cayman                100% by Dyneer Holdings, Ltd.
                                                             Resident)

    Titan Financial Services                            Republic of Ireland                           99% by Bengower
       of Ireland, Ltd.                                 (Ireland Resident)

    Titan Europe Limited                                  United Kingdom                       100% by Titan Luxemburg, Sarl.

    Titan Siria Officine Meccaniche SpA                        Italy                           100% by Titan Europe Limited

    Sirmac Officine                                            Italy                           100% by Titan Europe Limited
       Meccaniche SpA


    Titan Distribution (UK), Limited                      United Kingdom                       100% by Titan Europe Limited
                                                                                           (formerly Titan Wheel International,
                                                                                                         Ltd.)

    Titan Germany, GmbH                                       Germany                          100% by Titan Europe, Limited

    Titan France SA                                           France                            97% by Titan Europe, Limited

    Titan Steel Wheels, Ltd.                              United Kingdom                      100% (by Titan Europe, Limited)

    Titan Steel Wheels                                    United Kingdom                      100% by Titan Steel Wheels Ltd.
       Exports Limited


                                  SCHEDULE 9.1

             OUTSTANDING BORROWINGS UNDER EXISTING CREDIT AGREEMENT


         BANK MAKING                   PRINCIPAL                 INTEREST                    MATURITY
             LOAN                        AMOUNT                    RATE                        DATE
     Harris Trust and                      $25,000,000                  5.93%                 October 24, 1998
      Savings Bank
     The First National
      Bank of Chicago                       $5,000,000                  6.06%                 October 24, 1998

     SunTrust Bank,                        $10,000,000                 5.875%                 October 24, 1998
      Atlanta

                               SCHEDULE 10.11(g)

                             EXISTING INDEBTEDNESS

         1. Industrial Revenue Bonds in the amount of $9,500,000 relating to the property located in Greenwood, South Carolina.

         2. Promissory Note of the Company dated February 27, 1993 in the principal amount of $1,680,000 payable to the order of Gardner Denver, Inc.

         3. Promissory Note of Titan Tire dated August 11, 1994 in the principal amount of $20,148,159 payable to the order of PATC.

                                 SCHEDULE 10.12


                                      LIENS

1. SECURED DEBT

                                                                                                         MATURITY AND
                                                                             PROPERTY ENCUMBERED           AMOUNT OF
       INDEBTEDNESS INCURRED BY           INDEBTEDNESS OWED TO                    (IF ANY)               INDEBTEDNESS
       ------------------------           --------------------                    --------               ------------


a.       Real Estate Lease                Town of Saltville,             Leasehold Interest              Rent of $8,000 per
                                          VA,                                                            month payable through
                                                                                                         December 15, 2003

b.       Issuance of Industrial           Bondholders                    Production Facility in                 $9,500,000
         Revenue Bonds                                                   Greenwood, South
                                                                         Carolina

c.       Promissory Note                  Gardner Denver,                former Gardner Denver warehouse        $500,000
         issued per real estate           Inc.                           warehouse in Quincy,
         purchase agreement                                              IL

2.   CAPITALIZED LEASE

         None
